As filed with the Securities and Exchange Commission on October 28, 2005

Registration No.  333-127886

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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Amendment No. 1

to

Form SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

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INTEGRATED SECURITY SYSTEMS, INC.

(Name of small business issuer as specified in its charter)

Delaware	3669	75-2422983
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

8200 Springwood Drive, Suite 230
Irving, Texas 75063
(972) 444-8280
(Address and telephone number of principal executive offices)

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Copies of communications to:

C.A. Rundell, Jr.	David H. Oden, Esq.
Chief Executive Officer	Haynes and Boone, LLP
8200 Springwood Drive, Suite 230	2505 N. Plano Road, Suite 4000
Irving, Texas 75063	Richardson, Texas 75082
(972) 444-8280	(972) 739-6929
Telecopy: (972) 401-2500	Telecopy: (972) 692-9029
(Name, address and telephone number of agent for service)

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Approximate date of commencement of proposed sale to public: From time to time after the effectiveness of this registration statement, as determined by the selling stockholder.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐  ___________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐ ___________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities  Act registration statement number of the earlier effective registration statement for the same offering.  ☐ ___________________________

Pursuant to Rule 416 of the Securities Act, this registration statement shall cover shares of common stock issued as a result of, among other events, stock splits, stock dividends and similar events which result in such selling stockholder holding additional shares of common stock or having the right to receive additional shares of common stock.

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

Pursuant to Rule 429 promulgated under the Securities Act of 1933, the prospectus forming a part of this Registration Statement on Form SB-2 also relates to an aggregate of 85,307,479 shares of the Registrant’s common stock registered on Form SB-2 (Registration No. 333-122849).

The information in this prospectus is not complete and may be changed.  The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

Subject to completion, dated October 28, 2005

PROSPECTUS

91,030,556 Shares

INTEGRATED SECURITY SYSTEMS, INC.

Common Stock

This prospectus covers the resale of a total of 91,030,556 shares of our common stock, par value $0.01 per share, being offered solely by the selling stockholders.  Of the shares covered by this prospectus:

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up to 16,086,821 shares are issuable to certain of the selling stockholders upon the conversion of convertible promissory notes;

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up to 3,245,231 shares are issuable to certain of the selling stockholders upon exercise of warrants;

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up to 190,000 shares are issuable to certain of the selling stockholders upon the conversion of our Series A preferred stock;

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up to 706,250 shares are issuable to certain of the selling stockholders upon the conversion of our Series D preferred stock; and

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up to 70,802,254 shares are currently held by the selling stockholders.

We will not receive any proceeds from sales of shares by the selling stockholders.  However, assuming that all of the warrants held by the selling stockholders are exercised for cash, we will realize proceeds of approximately $1,175,838.

The selling stockholders may sell the shares of common stock described in this prospectus in a number of different ways and at varying prices.  See “Plan of Distribution” beginning on page 51 for more information about how the selling stockholders may sell their shares of common stock.  We will not be paying any underwriting discounts or commissions in this offering.

Our common stock is quoted on the OTC Bulletin Board, under the symbol “IZZI.OB”.  There is currently only a limited trading market in our common stock, and we do not know whether an active trading market will develop.  On October 21, 2005, the last reported sale price for the common stock was $0.17 per share.

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Investing in our common stock involves a high degree of risk.

See the section entitled “Risk Factors,” beginning on page 6.

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NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is ___________, 2005.

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You should rely only on information contained in this document or to which we have referred you.  Neither we nor the selling stockholders have authorized anyone to provide you with different or additional information.  This document may only be used where it is legal to sell these securities.  The information in this document may only be accurate on the date of this document.  You should not assume that the information in the prospectus, or incorporated herein by reference, or in any prospectus supplement is accurate as of any date other than the date on the front of those documents.

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FORWARD LOOKING STATEMENTS

We caution readers that certain important factors may affect our actual results and could cause these results to differ materially from any forward-looking statements that we make in this prospectus. For this purpose, any statements that are not statements of historical fact may be deemed to be forward-looking statements.  This prospectus contains statements that constitute “forward-looking statements.” These forward-looking statements can be identified by the use of predictive, future-tense or forward-looking terminology, such as “believes,” “anticipates,” “expects,” “estimates,” “plans,” “may,” “will,” or similar terms.  These statements appear in a number of places in this prospectus and include statements regarding our intent, belief or current expectations with respect to many things.  Some of these things are:

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trends affecting our financial condition or results of operations;

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our business and growth strategies;

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our technology; and

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our financing plans.

We caution readers that any such forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties.  In fact, actual results most likely will differ materially from those projected in the forward-looking statements as a result of various factors.  Some factors that could adversely affect actual results and performance include:

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meeting anticipated development schedules of our new products;

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future national or regional economic and competitive conditions;

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changes in relationships with our customers;

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casualty to or other disruption of our production facility and equipment;

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delays and disruptions in the shipment of our products;

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ability to meet our stated business goals;

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our future requirements for additional capital funding;

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the failure of our technology and products to perform as specified;

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the discontinuation of growth in the use of our products and services;

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the enactment of new adverse government regulations; and

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the development of better technology and products by others.

You should carefully consider and evaluate all of these factors. In addition, we do not undertake to update forward-looking statements after we file this report with the Securities and Exchange Commission, which we will sometimes refer to in this prospectus as the “SEC,” even if new information, future events or other circumstances have made them incorrect or misleading.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus.  We urge you to read this entire prospectus carefully, including “Risk Factors” on page 6 and our financial statements and the notes to those financial statements contained elsewhere in this prospectus.

The Company

We were formed in December 1991 as a Delaware corporation and became a publicly traded company in April 1993.  We design, develop, manufacture, distribute and service security and traffic control products used in the commercial, industrial and government sectors.  We conduct our operations through three wholly-owned subsidiaries: B&B ARMR Corporation, DoorTek Corporation and Intelli-Site, Inc., and a joint venture entity, B&B Roadway, LLC.

On September 5, 2003, we acquired all of the issued and outstanding shares of common stock of ARMR Services Corporation.  ARMR Services Corporation, which was later renamed B&B ARMR Corporation, is a manufacturing company that engineers and manufactures high security anti-terrorist crash rated barriers, parking control equipment and other security systems for business and government use.  By acquiring ARMR Services Corporation, we have significantly enhanced our services, product offerings and growth opportunities.

On December 15, 2004, we acquired all of the issued and outstanding shares of common stock of DoorTek Corporation.  DoorTek is a manufacturer of access control systems and other physical security system products.  By acquiring DoorTek, we have significantly enhanced our services, product offerings and growth opportunities.

On March 4, 2005, we entered into a joint venture agreement with Causey Lyon Enterprises, Inc., d/b/a Roadway Manufacturing, to form B&B Roadway, LLC in order to consolidate the two companies’ core competencies in the city, state and federal road and bridge market.  We own 65% of B&B Roadway, LLC and Causey Lyon Enterprises owns the remaining 35% of B&B Roadway, LLC, which administrates, sells, manufactures and distributes all products relating to the road and bridge industry, including product lines specifically designed for that market.

We maintain our principal executive offices at 8200 Springwood Drive, Suite 230, Irving, Texas 75063; telephone (972) 444-8280.

B&B ARMR Corporation

B&B ARMR Corporation, one of our manufacturing subsidiaries, designs, manufactures and sells anti-terrorist crash barriers, warning and crash gates, HOV lane changers, navigational lighting, and perimeter security gates and operators.  B&B ARMR Corporation has a customer network that includes distributors, engineering and architectural firms and local, state and federal government agencies, military, institutional and other critical infrastructure clients.

B&B Roadway, LLC

B&B Roadway, LLC, a manufacturing joint venture in which we own a 65% interest, administrates, sells, manufactures and distributes products relating to the road and bridge industry, including product lines specifically designed for that market.  B&B Roadway sells its product line both directly and through distributors to the city, state and federal road & bridge market.

DoorTek Corporation

DoorTek Corporation, another of our manufacturing subsidiaries, manufactures and sells card access control and corrections security hardware and software products.  DoorTek’s sales and distribution channels are categorized as either dealer/distributor or direct sales to end-users.  DoorTek also sells card access control cards, readers and ancillary devices.

Intelli-Site, Inc.

Intelli-Site, Inc., our software development subsidiary, designs and develops our Intelli-Site® computer software which is used for automated security systems and facility controls systems integration.  This software allows a customer to decouple the selection of software from hardware so that a customer can mix and match different hardware from various manufacturers, into a single, integrated system.  More specifically, Intelli-Site® allows customers to integrate a wide variety of devices such as access control, closed circuit television, badge systems, fire alarm systems, lighting control and heating, ventilation and air conditioning systems.  The open system design provided by Intelli-Site® provides a solution and a control interface that is tailored to unique customer requirements.

Current Status

We have incurred significant nonrecurring expenses concerning the integration of B&B ARMR Corporation.  In addition, we have experienced unanticipated delays in the sale of our Intelli-Site® software product and have not met the anticipated sales levels for this product.  During fiscal 2004 and 2005, and in each fiscal year since our inception, we have experienced significant losses from operations.  In fact, the audit report of Grant Thornton LLP, our independent registered public accounting firm for our consolidated financial statements for the year ended June 30, 2004, and the audit report of Weaver and Tidwell, L.L.P., our independent registered public accounting firm for our consolidated financial statements for the year ended June 30, 2005, each stated that losses from our operations raise substantial doubt about our ability to continue as a going concern.

The Offering

Common Stock Offered by the Company

None.

Common Stock Offered by the Selling

Stockholders

91,030,556 shares, including up to 16,086,821 shares issuable upon the conversion of convertible promissory notes, up to 3,245,231 shares issuable upon exercise of warrants, up to 190,000 shares issuable upon the conversion of our Series A preferred stock, up to 706,250 shares issuable upon the conversion of our Series D preferred stock and up to 70,802,254 shares currently held by certain of the selling stockholders.

Common Stock:

Outstanding Prior to this Offering

86,286,402 shares.

Outstanding After this Offering

92,791,627 shares, including up to 91,030,556 shares of common stock covered by this prospectus.

Common Stock Reserved in

Connection with this Offering

20,228,302 shares, including 16,086,821 shares issuable upon the conversion of convertible promissory notes, 3,245,231 shares issuable upon exercise of warrants, 190,000 shares issuable upon the conversion of our Series A preferred stock and 706,250 shares issuable upon the conversion of our Series D preferred stock.

Use of Proceeds

We will not receive any proceeds from this offering, except the proceeds, if any, from the exercise of warrants held by certain of the selling stockholders.

Trading

Our common stock is traded on OTCBB under the symbol “IZZI.OB.”

Risk Factors

We urge you to read the “Risk Factors” section beginning on page 6 of this prospectus so that you understand the risks associated with an investment in our common stock.

Summary Financial Data

The summary financial data set forth below with respect to our consolidated statements of operations and cash flows for the fiscal years ended June 30, 2005 and 2004, are derived from, and should be read in conjunction with, our audited consolidated financial statements and the notes thereto included elsewhere in this prospectus.

	Years Ended June 30,
	2005	2004
Operations Data
Selling, general and administrative	$ 5,851,298	$ 4,012,615
Research and development	491,478	653,591
Interest and financing costs	941,297	1,431,126
Depreciation of property and equipment	195,283	166,038
Net loss	$(4,947,808)	$(3,671,462)

	Years Ended June 30,
	2005	2004
Cash Flows Data
Net cash used in operations	$(4,479,923)	$(2,442,069)
Net cash used in investing activities	(396,051)	(898,850)
Net cash from financing activities	5,008,781	3,336,529
Net increase (decrease) in cash and equivalents	$ 132,807	$ (4,390)

	At June 30,
	2005	2004
Balance Sheet Data
Cash and cash equivalents	$ 305,495	$ 172,688
Total current assets	4,047,594	3,424,525
Property and equipment, net	696,969	681,168
Total assets	9,150,329	7,712,811
Total current liabilities	5,208,945	4,584,522
Total long-term liabilities (see notes to financial statements)	7,749,323	2,956,341
Stockholders’ equity (deficiency)	$(3,541,147)	$ 171,948

RISK FACTORS

There are many risks that may affect your investment in our common stock, including those described below.  You should carefully consider these risk factors together with all of the other information.  If any of these or other risks actually occur, our business, financial condition and operating results, as well as the trading price or value of our securities could be materially adversely affected and you may lose all or part of your investment.

Risks Relating to Our Business

We have a history of operating losses and we anticipate losses and negative cash flow for the foreseeable future.  Unless we are able to generate profits and positive cash flow, we may not be able to continue our business.

We incurred a net loss of $4,947,808 and negative cash flow from operations of $4,479,923 during the year ended June 30, 2005, and a net loss of $3,671,462 and negative cash flow from operations of $2,442,069 during the year ended June 30, 2004.  We expect net losses and negative cash flow from operations to continue for the foreseeable future and to increase significantly from current levels as we increase expenditures for:

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sales and marketing;

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technology;

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infrastructure research and development;

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the interest charges and expenses related to previous equity and debt financings; and

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general business enhancement.

With increased on-going operating expenses, we will need to generate significant revenues to achieve profitability.  Consequently, we may never achieve profitability.  Even if we do achieve profitability, we may not sustain or increase profitability on a quarterly or annual basis in the future.  If we are unable to achieve or sustain profitability in the future, we may be unable to continue our operations.

Our current and former independent registered public accounting firms have expressed substantial doubt about our ability to continue operating as a going concern.

Our current and former independent registered public accounting firms included an explanatory paragraph in their audit opinion for our consolidated financial statements for the years ended June 30, 2005 and 2004.  The applicable paragraphs state that our recurring losses from operations and resulting continued dependence on access to external financing raise substantial doubts about our ability to continue as a going concern.  In addition, the factors leading to and the existence of these explanatory paragraphs may adversely affect our relationship with our customers and suppliers and have an adverse effect on our ability to obtain financing.

Our current and former independent registered public accounting firms have communicated a reportable condition regarding our system of internal controls.

Our current and former independent registered public accounting firms have communicated to our audit committee a reportable condition regarding our system of internal controls.  They noted a reportable condition with respect to the inadequacy of staffing levels in our financial reporting function that could result in our inability to meet our financial reporting objectives.

We will require additional capital to proceed with our long-term business plan.  If we are unable to obtain additional capital in future years, we may be unable to proceed with our long-term business plan and we may be forced to limit or curtail our future operations.

We will require additional working capital to proceed with our long-term business plan.  Our working capital requirements and the cash flow provided by future operating activities, if any, will vary greatly from quarter to quarter, depending on the volume of business during the period and payment terms with our customers.  There can be no assurance that adequate levels of additional financing, whether through equity financing, debt financing or other sources, will be available, or will be available when needed or on terms favorable to us.  Additional financings could result in significant dilution to our existing stockholders or the issuance of securities with superior rights to our current outstanding securities.  In addition, we may grant registration rights to investors purchasing future equity or debt securities.  If we are unable to raise additional financing, we may be unable to grow or to implement our long-term business plan, develop or enhance our products and services, take advantage of future opportunities or respond to competitive pressures on a timely basis, if at all.  In addition, a lack of additional financing could force us to substantially curtail or cease operations.

The loss of any of our key personnel or our failure to attract qualified management would likely have an adverse effect on our business.

Our future success depends, to a significant extent, on the continued services of our key personnel.  Our loss of any of these key personnel most likely would have an adverse effect on our business.  At present, we have written employment agreements with these personnel but we do not have key man life insurance on them.  In addition, competition for personnel throughout the industry is intense and we may be unable to retain our current key employees or attract, integrate or retain other highly qualified personnel in the future.  If we do not succeed in retaining our current key employees or in attracting and motivating new personnel, our business could be materially adversely affected.

The demand for our Intelli-Site® software product will be a significant determinant in our ability to increase sales and meet our business projections.

Our marketing strategy includes the sale Intelli-Site®, a sophisticated integrated security systems software product.  We believe that the sale of our Intelli-Site® software product will result in higher sales and gross margins.  To date, sales of this software have been limited and there can be no assurance that the market will accept the Intelli-Site® software product, or that we will be able to successfully market our integrated security system.

Our limited ability to protect our intellectual property may adversely affect our ability to compete.

We rely on a combination of patents, trademarks, copyrights, trade secret laws, confidentiality procedures and licensing arrangements to protect our intellectual property rights.  A successful challenge to our ownership of our technology could materially damage our business prospects.  Our technologies may infringe upon the proprietary rights of others.  Licenses required by us from others may not be available on commercially reasonable terms, if at all.  Any issued patent may be challenged and invalidated.  Patents may not issue from any of our pending applications.  Any claims allowed from existing or pending patents may not be of sufficient scope or strength to provide significant protection for our products.  Patents may not be issued in all countries where our products can be sold so as to provide meaningful protection or any commercial advantage to us.  Our competitors may also be able to design around our patents.  Our competitors may assert that our technologies or products infringe on their patents or proprietary rights.  Problems with patents or other rights could increase the cost of our products or delay or preclude our new product development and commercialization.  If infringement claims against us are deemed valid, we may not be able to obtain appropriate licenses on acceptable terms or at all.  Litigation could be costly and time-consuming but may be necessary to protect our current or future patent and/or technology license positions or to defend against infringement claims.

The business environment is highly competitive and, if we do not compete effectively, we may experience material adverse effects on our operations.

The market for our products and services is intensely competitive and we expect competition to increase in the future.  We compete with large and small companies that provide products and services that are similar to many of our products and services.  Our competitors may develop new products and services in the future that are perceived as more effective and/or cost efficient than our products and services.

Some of our competitors have longer operating histories, greater name recognition, access to larger customer bases and significantly greater financial, technical and marketing resources than we do.  As a result, they may be able to adapt more quickly to new or emerging technologies and changes in customer requirements or to devote greater resources to the promotion and sale of their products than we will.  In addition, our competitors may have established or may establish financial or strategic relationships among themselves, with existing or potential customers, resellers or other third parties and rapidly acquire significant market share.  If we cannot compete effectively, we may experience future price reductions, reduced gross margins and loss of market share, any of which will materially adversely affect our business, operating results and financial condition.

Our operating results may prove unpredictable and may fluctuate significantly.

Our operating results are likely to fluctuate significantly in the future due to a variety of factors, many of which are outside of our control.  Factors which may cause operating results to fluctuate significantly include the following:

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new technology or products introduced by us or by our competitors;

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the timing and uncertainty of sales cycles;

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our success in marketing and market acceptance of our products and services by our existing customers and by new customers;

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a decrease in the level of spending for security-related products and services by our existing and potential customers; and

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general economic conditions, as well as economic conditions specific to users of our products and services.

Our operating results may be volatile and difficult to predict.  As such, future operating results may fall below the expectations of securities analysts and investors.  In this event, the trading price of our common stock may fall significantly.

Undetected software errors or failures found in our Intelli-Site® Software product may result in a loss of or a delay in market acceptance of Intelli-Site® which could materially adversely affect our operating results.

Errors or defects in our Intelli-Site® software product may result in loss of revenues or delay in market acceptance and could materially adversely affect our business, operating results and financial condition.  Applications such as ours may contain errors or defects, sometimes called “bugs,” particularly when first introduced or when new versions or enhancements are released.  Despite our testing, current versions, new versions or enhancements of Intelli-Site® may still have defects and errors after commencement of commercial operation.  As a result of “bugs” in our software, customers may experience data loss, data corruption or other business disruption, which could subject us to potential liability.

Seasonality affects our operating results.

The vast majority of our revenues comes from products used primarily in outdoor construction, which is negatively affected by cold weather.  We typically experience a decline in sales and operating results during the quarter ended March 31 due to weather conditions.

Risks Relating to Our Common Stock and This Offering

Our common stock price may be volatile.

The trading prices for equity securities in the stock market in general have been subject to wide fluctuations that may be unrelated to the operating performance of the particular company affected by such fluctuations.  Consequently, broad market fluctuations may have an adverse effect on the trading price of our common stock.  Other factors that may contribute to the volatility of the trading price of our common stock include, among others:

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our quarterly results of operations;

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financial predictions concerning security products companies and companies competing in our market in general, and concerning us in particular;

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public announcements of technical innovations relating to our business, new products or technology by us or our competitors, or acquisitions or strategic alliances by us or our competitors;

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public reports concerning our products or technology or those of our competitors; and

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the operating and stock price performance of other companies that investors may deem comparable to us.

There is a limited market for our common stock.  If a substantial and sustained market for our common stock does not develop, our stockholders’ ability to sell their shares may be materially and adversely affected.

Our common stock is tradable in the over-the-counter market and is quoted on the OTC Bulletin Board.  Many institutional and other investors refuse to invest in stocks that are traded at levels below the Nasdaq Small Cap Market, which could make our efforts to raise capital more difficult.  OTC Bulletin Board stocks are often lightly traded or not traded at all on any given day.  We cannot predict whether a more active market for our common stock will develop in the future.  In the absence of an active trading market:

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investors may have difficulty buying and selling our common stock or obtaining market quotations;

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market visibility for our common stock may be limited; and

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a lack of visibility for our common stock may have a depressive effect on the market price for our common stock.

Shares issuable upon the exercise of options, warrants and convertible promissory notes or under anti-dilution provisions in certain agreements could dilute stock holdings and adversely affect our stock price.

We have issued options and warrants to acquire common stock to our employees and certain other persons at various prices, some of which are, or may in the future have, exercise prices at or below the market price of our stock.  As of October 21, 2005, we have outstanding options and warrants to purchase a total of 16,860,279 shares of our common stock.  Of these options and warrants, 16,235,767 have exercise prices above the recent market price of $0.17 per share (as of October 21, 2005), and 624,512 have exercise prices at or below this recent market price.  If exercised, these options and warrants will cause immediate and possibly substantial dilution to our stockholders.

Our existing stock option plans have an aggregate of 252,252 shares remaining for issuance as of October 21, 2005.  Future options issued under the plans may have further dilutive effects.

The conversion of our convertible promissory notes will cause substantial dilution to our stockholders.

The holders of our convertible promissory notes have the option of converting outstanding principal, plus accrued interest thereon, into shares of our common stock, some of which are, or may in the future, have exercise prices at or below the market price of our stock.  As of October 21, 2005, we have outstanding convertible promissory notes totaling $6,118,000 to purchase a total of 18,086,821 shares of our common stock.  All of these convertible promissory notes have exercise prices above the recent market price of $0.17 per share.  If converted, these convertible promissory notes will cause immediate and possibly substantial dilution to our stockholders.

Issuance of shares pursuant to the exercise of options, warrants, anti-dilution provisions, or the conversion of promissory notes, could lead to subsequent sales of the shares in the public market, which could depress the market price of our stock by creating an excess in supply of shares for sale.  Issuance of these shares and sale of these shares in the public market could also impair our ability to raise capital by selling equity securities.

A large number of shares will be eligible for future sale and may depress our stock price.

As of October 21, 2005, we had outstanding 86,286,402 shares of common stock.  A large number of these shares are restricted securities that are eligible for sale under Rule 144 at various times.  No prediction can be made as to the effect, if any, that sales of shares of common stock or the availability of such shares for sale will have on the market prices prevailing from time to time.  Nevertheless, the possibility that substantial amounts of our common stock may be sold in the public market may adversely affect prevailing market prices for the common stock and could impair our ability to raise capital through the sale of our equity securities.

We do not intend to pay dividends in the near future.

Our board of directors determines whether to pay dividends on our issued and outstanding shares.  The declaration of dividends will depend upon our future earnings, our capital requirements, our financial condition and other relevant factors.  Our board does not intend to declare any dividends on our shares for the foreseeable future.

Our common stock is currently deemed to be a “penny stock.”  As a result, trading of our shares may be subject to special requirements that could impede our stockholders’ ability to resell their shares.

Our common stock is a “penny stock” as that term is defined in Rule 3a51-1 of the Securities and Exchange Commission because it is selling at a price below five dollars per share.  In the future, if we are unable to list our common stock on NASDAQ or a national securities exchange, or the per share sale price is not at least $5.00, our common stock may continue to be deemed to be a “penny stock”.  Generally, penny stocks include stocks:

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with a price of less than five dollars per share;

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that are not traded on a recognized national exchange;

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whose prices are not quoted on the NASDAQ automated quotation system; or

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of issuers with net tangible assets less than:



$2,000,000 if the issuer has been in continuous operation for at least three years; or

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$5,000,000 if in continuous operation for less than three years; or

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of issuers with average revenues of less than $6,000,000 for the last three years.

Section 15(g) of the Securities Exchange Act of 1934, as amended, and SEC Rule 15g-2, require broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor’s account.  Moreover, SEC Rule 15g-9 requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor.  This procedure requires the broker-dealer:

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to obtain from the investor information concerning his or her financial situation, investment experience and investment objectives;

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to determine reasonably, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions;

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to provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination under the previous bullet point; and

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to receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor’s financial situation, investment experience and investment objectives.

Compliance with these requirements may make it more difficult for holders of our common stock to resell their shares to third parties or to otherwise dispose of them.

Our current and former executive officers, directors and major stockholders own a significant percentage of our voting stock. As a result, they exercise significant control over our business affairs and policy.

As of October 21, 2005, our current and former executive officers, directors and holders of 5% or more of our outstanding common stock together beneficially owned approximately 86% of the outstanding common stock if they exercised all of the warrants and convertible promissory notes held by them.  These stockholders are able to significantly influence all matters requiring approval by stockholders, including the election of directors and the approval of significant corporate transactions. This concentration of ownership may also have the effect of delaying, deterring or preventing a change in control and may make some transactions more difficult or impossible to complete without the support of these stockholders.

Provisions in our charter documents and Delaware law could prevent, delay or impede a change in control of us and may reduce the market price of our common stock.

Provisions of our certificate of incorporation and bylaws, including those allowing our board of directors to offer preferred stock without stockholder approval and to issue preferred stock with rights more favorable than our common stock, could have the effect of discouraging, delaying or preventing a merger or acquisition that a stockholder may consider favorable.  We are also subject to the anti-takeover laws of Delaware which may discourage, delay or prevent someone from acquiring or merging with us, and which may adversely affect the market price of our common stock.  Please see “Description of Securities—Anti-Takeover Provisions” for more information concerning anti-takeover provisions.

If our convertible promissory notes are converted, our stockholders may experience substantial dilution.

The holders of our convertible promissory notes have the option of converting outstanding principal, plus accrued interest thereon, into shares of our common stock, some of which are, or may in the future, have exercise prices at or below the market price of our stock.  As of October 21, 2005, we have outstanding convertible promissory notes totaling $6,118,000 to purchase a total of 18,086,821 shares of our common stock.  All of these convertible promissory notes have exercise prices above the recent market price of $0.17 per share.  If converted, these convertible promissory notes will cause immediate and possibly substantial dilution to our stockholders.  If converted, these convertible promissory notes will cause immediate and possibly substantial dilution to our stockholders.

USE OF PROCEEDS

The selling stockholders will receive all of the proceeds of the sale of shares of our common stock pursuant to this prospectus.  We will not receive any proceeds from the sale of shares by the selling stockholders.  We will, however, receive approximately $1,175,838 if all of the warrants issued to the selling stockholders are exercised for cash, and we intend to use any such proceeds for general working capital purposes.

PRICE RANGE OF COMMON STOCK

The principal U.S. market in which our common stock is traded is the over-the-counter market.  There is only one class of shares of our common stock.  Our common stock is quoted on the OTC Bulletin Board under the symbol “IZZI.OB”.

The following table sets forth the range of high and low bid quotes of our common stock per quarter for the past two fiscal years as reported by the OTC Bulletin Board.  These quotes reflect inter-dealer prices without retail mark-up, markdown or commission and may not necessarily represent actual transactions.  The trading market in our common stock may at times be illiquid due to exceedingly low volume.

	BID
Quarter Ending	High	Low
Fiscal 2006
Second Quarter (through October 21, 2005)	$0.22	$0.16
First Quarter	0.25	0.15
Fiscal 2005
Fourth Quarter	$0.36	$0.17
Third Quarter	0.49	0.34
Second Quarter	0.50	0.31
First Quarter	0.51	0.36
Fiscal 2004
Fourth Quarter	$0.81	$0.43
Third Quarter	0.68	0.34
Second Quarter	0.37	0.26
First Quarter	0.45	0.15

On October 21, 2005, the closing price of our common stock was $0.17 per share.

Holders

As of October 21, 2005, there were

•

86,286,402 shares of our common stock outstanding,

•

8,205,473 warrants outstanding entitling holders thereof to purchaser 10,586,548 shares of common stock, and

•

6,620,478 stock options outstanding entitling the holders thereof to purchase 6,620,748 shares of common stock.

The shares of common stock are held of record by approximately 179 holders, the warrants are held of record by approximately 56 holders and the options are held of record by approximately 27 holders, including those brokerage firms and/or clearing houses holding our common stock for their clientele, with each such brokerage house and/or clearing house being considered as one holder.

Dividend Policy

We have never declared or paid any dividends on our common stock and currently intend to retain all future earnings, if any, for the operation and development of our business and to repay our outstanding debt. We do not intend to pay any dividends on the common stock in the foreseeable future.

Equity Compensation Plan Information

The following table provides information about securities that have been issued or are issuable under equity compensation plans as of June 30, 2005:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants And Rights	Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by security holders
1993 Stock Option Plan	52,562	$ 2.03	447,437
1997 Omnibus Stock Plan	6,546,040	$ 0.30	44,398
Equity compensation plans not approved by security holders (1)	50,000	$ 0.81	None
TOTAL	6,648,602	$ 0.32	491,835

(1)    These options are vested or will vest in two years and have a ten year life.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Selected Financial Data

The selected financial data set forth below with respect to our consolidated statements of operations and cash flows for the fiscal years ended June 30, 2005 and 2004 are derived from our audited consolidated financial statements included in this prospectus.  The following selected financial data should be read in conjunction with our consolidated financial statements and the notes thereto.

	Years Ended June 30,
	2005	2004
Operations Data
Selling, general and administrative	$ 5,851,298	$ 4,012,615
Research and development	491,478	653,591
Interest and financing costs	941,297	1,431,126
Depreciation of property and equipment	195,283	166,038
Net loss	$(4,947,808)	$(3,671,462)

	Years Ended June 30,
	2005	2004
Cash Flows Data
Net cash used in operations	$(4,479,923)	$(2,442,069)
Net cash used in investing activities	(396,051)	(898,850)
Net cash from financing activities	5,008,781	3,336,529
Net increase (decrease) in cash and equivalents	$ 132,807	$ (4,390)

	At June 30,
	2005	2004
Balance Sheet Data
Cash and cash equivalents	$ 305,495	$ 172,688
Total current assets	4,047,594	3,424,525
Property and equipment, net	696,969	681,168
Total assets	9,150,329	7,712,811
Total current liabilities	5,208,945	4,584,522
Total long-term liabilities (see notes to financial statements)	7,749,323	2,956,341
Stockholders’ equity (deficiency)	$ (3,541,147)	$ 171,948

General

The audit reports of Weaver and Tidwell, L.L.P., our independent registered public accounting firm for our consolidated financial statements for the fiscal year ended June 30, 2005, and Grant Thornton LLP, our registered public accounting firm for our consolidated financial statements for the fiscal year ended June 30, 2004 both state that in fiscal 2005 and 2004 we suffered significant losses from operations.  The audit reports further state that these matters raise substantial doubt about our ability to continue as a going concern.

Critical Accounting Policies

The preparation of our financial statements in conformity with generally accepted accounting principles in the United States requires us to:

•

make estimates and assumptions that affect the reported amounts of assets and liabilities; and

•

disclose contingent assets and liabilities

We must report this information as of the date of the financial statements and we must report the amounts of revenues and expenses during the reporting period.  In applying these accounting principles, we must often make individual estimates and assumptions regarding expected outcomes or uncertainties.   Generally, the actual results or outcomes are different than the estimated or assumed amounts.  These differences are usually minor and are included in our consolidated financial statements as soon as they are known.  Our estimates, judgments and assumptions are continually evaluated based on available information and experience.  Because of the use of estimates inherent in the financial reporting process, actual results may differ materially from those estimates.

Based on an assessment of our accounting policies, and the underlying judgments and uncertainties affecting the application of those policies, we believe that our consolidated financial statements fairly present in all material respects the financial condition, results of operations and cash flows of our company as of, and for, the periods presented in this prospectus.  However, we do not suggest that other general risk factors, such as those discussed elsewhere in this prospectus as well as changes in our growth objectives or performance could not adversely impact our consolidated financial position, results of operations and cash flows in future periods.

Significant Accounting Policies

Software Development Costs

Software development costs that are deemed to be recoverable are capitalized and amortized over the greater of the revenue method or the straight-line method over five years.  At June 30, 2005 and June 30, 2004, software development costs had not been capitalized because of uncertainty regarding their recoverability.

Accounts Receivable

The majority of our accounts receivable are due from customers in the anti-terrorist crash barrier, perimeter security and road and bridge industries.  Credit is extended based on evaluation of a customers’ financial condition and credit history and, generally, collateral is not required.  Accounts receivable are due within 30 days and are stated at amounts due from customers net of an allowance for doubtful accounts.  Accounts outstanding longer than the contractual payment terms are considered past due.  We determine our allowances by considering a number of factors, including the length of time trade accounts receivable are past due, our previous loss history with the customer, the customer’s current ability to pay its obligations, and the condition of the general economy and the industry as a whole.  We will write-off accounts receivable when they become uncollectible, and payments subsequently received on such receivables are credited to the allowance for doubtful accounts.

Inventories

Inventories are carried at the lower of average cost or market.  Inventory reserves are specifically identified by both item usage and overall management estimation.  Inventories are periodically evaluated for both obsolescence and net realizable valuations.

In November, 2004, the Financial Accounting Standards Board, commonly referred to as the “FASB”, issued FASB Statement No. 151 “Inventory Costs”, which is commonly referred to as “SFAS 151”.  SFAS 151 clarifies previous guidance to require amounts of idle facility expense, freight, handling costs and wasted materials (spoilage) be recognized as current period charges.  In addition, SFAS 151 requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities.  SFAS 151 was effective for us beginning July 1, 2005.  As most of our product manufacturing will be outsourced following the closure of B&B ARMR Corporation’s Norwood, Louisiana facility in August 2005, SFAS 151 is not expected to have a significant impact on our operations.

Property and Equipment and Depreciation

Property and equipment are recorded at cost. Depreciation is provided over the estimated useful lives of the assets using straight-line and accelerated methods.  Leased property and equipment under capital leases are amortized on the straight-line method over the lesser of the life of the asset or the remaining term of the lease.  Estimated useful lives range from 3 to 7 years.  Property and equipment is periodically evaluated for market valuation and related generation of future cash flow value.

Income Taxes

We account for income taxes using the liability method.  Under the liability method, deferred taxes are provided for tax effects of differences in the basis of assets and liabilities arising from differing treatments for financial reporting and income tax purposes using currently enacted tax rates.  Valuation allowances are recorded when it is more likely than not that a tax benefit will not be realized.

Goodwill

Goodwill represents the excess of the purchase price over the fair value of net assets acquired.  On an annual basis, we compare the fair value of our reporting units with their carrying values.  If the carrying value of a reporting unit exceeds its fair value, we would recognize an impairment equal to the excess of the carrying value of the operating unit’s goodwill over the fair value of its goodwill.  The fair value of reporting units is estimated using the discounted present value of estimated future cash flows.  We believe that no impairment of goodwill existed at June 30, 2005 or 2004.

Product Warranties

We have one-year, two-year and five-year limited warranties on products that we manufacture.  We provide for repair or replacement of components and/or products that contain defects of material or workmanship.  When we use other manufacturers’ components, the warranties of the other manufacturers are passed to the dealers and end users.   To date, the cost of servicing and replacement of defective products has not been material.

We record a liability for an estimate of costs that we expect to incur under our warranties when product revenue is recognized.  Factors affecting our warranty liability include the number of units sold and historical and anticipated rates of claims and costs per claim.  We periodically assesses the adequacy of our warranty liability based on changes in these factors.

Results of Operations

Year Ended June 30, 2005 Compared to Year Ended June 30, 2004

Sales.  Sales for the current fiscal year increased by approximately 38% or $3.7 million to $13.5 million in fiscal year 2005 from $9.8 million in fiscal year 2004.  This increase is primarily due to the increased sales volume at our B&B ARMR Corporation subsidiary.  B&B ARMR Corporation is sometimes referred to in this prospectus as “B&B ARMR”.  In addition, sales at our Intelli-Site, Inc. subsidiary, sometimes referred to in this prospectus as “ISI”, increased by $0.3 million, or 110%, from fiscal year 2004.  This increase is also due to the addition of sales of $0.5 million as a result of the acquisition of DoorTek Corporation, sometimes referred to in this prospectus as “DoorTek”, and $0.3 million as a result of the joint venture formation of B&B Roadway, LLC, sometimes referred to in this prospectus as “B&B Roadway”.

Gross Margin.  Gross margin remained comparable for the fiscal years ending 2005 and 2004.  However, gross margin as a percentage of sales decreased by 7% to 19% in fiscal year 2005 from 26% in fiscal year 2004.  This decrease in gross margin as a percentage of sales is primarily due to the recognition of a $0.6 million inventory write-down adjustment, recognized in conjunction with the closure of the Norwood, Louisiana manufacturing facility of B&B ARMR.  B&B ARMR also experienced a decrease in gross margin due to manufacturing inefficiencies and a less favorable product mix.  This overall decrease in gross margin as a percentage of sales was offset by the contribution margins of DoorTek since acquisition and B&B Roadway since formation, both during fiscal year 2005.

Selling, General and Administrative. Selling, general and administrative expenses increased by 43% or $1.8 million during fiscal year 2005 to $6.0 million from $4.2 million for fiscal year 2004.  This increase is due to increased professional staffing levels at B&B ARMR and an increase in warranty costs and related reserves as a result of the increased sales at B&B ARMR, coupled with inclusion of DoorTek since acquisition and B&B Roadway since the joint venture formation, both during fiscal year 2005.

Research and Product Development.  Research and development expenses decreased 25%, or approximately $162,000, during fiscal year 2005 due to decreased expenditures in research and development expenditures at the B&B ARMR subsidiary.

Interest Expense.  Interest expense decreased by approximately $0.5 million to $0.9 million during fiscal year 2005 as compared to $1.4 million during fiscal year 2004. This decrease is primarily due to non-cash interest charges incurred that were associated with securing additional financing during fiscal year 2004.

Liquidity and Capital Resources

Cash Position

Our cash position increased $132,807 during fiscal year 2005. At June 30, 2005, we had $305,495 in cash and cash equivalents and $1,160,867 outstanding under our asset based lending facility. This asset based lending facility is explained in greater detail below in this section.

Operating Activities

For the fiscal year ended June 30, 2005, our operating activities used $4,479,923 of cash compared to $2,442,069 of cash used during the fiscal year ended June 30, 2004, an increase of $2,037,854.  This $2,037,854 increase in cash used in operating activities in fiscal year 2005 is primarily due to the increase in net loss associated with the closure of B&B ARMR’s manufacturing plant located in Norwood, Louisiana.

We used $211,058 for the purchase of property and equipment during fiscal year 2005 compared to $266,626 for the previous fiscal 2004 period.  We do not have any material commitments to purchase property and equipment in fiscal year 2006. We do not have any material funding requirements for software and other products under development

During the fiscal year ended June 30, 2005, we financed our operations with cash flows from long-term borrowings of $5,497,287, compared to $2,338,117 during fiscal year ended June 30, 2004.  We also made payments of $507,256 during fiscal year 2005 and $938,153 during fiscal year 2004.

Accounts Receivable Factoring Facility

Until November 10, 2004, we had an Account Transfer Agreement with Evergreen Funding Corporation to factor accounts receivable with recourse.  Under the terms of this factoring facility, we sold our accounts receivable to Evergreen Funding Corporation, a factoring company. Evergreen Funding Corporation then acted as the principal in collecting those accounts receivable. We sold the receivables with recourse. Our factoring facility also allowed us to borrow money from Evergreen Funding Corporation in anticipation of expected sales. Borrowing money from the factoring company allowed us to build up inventories before a peak selling period.

This accounts receivable factoring facility was to expire March 5, 2005 and could have been terminated after that date by either party with 30 days notice.  We sold eligible accounts receivable at an advance rate of 85%, less an adjustable factoring fee, or service charge, of 1.5% to 2.0% of the amount of accounts receivable sold. The factor had recourse to the 15% residual of aggregate accounts receivable purchased and outstanding. The factor could have required us to repurchase all or any portion of the accounts receivable unpaid following 90 days after its due date. The annual interest rate charged was equal to the prime rate charged by Chase Bank of Texas, N.A., plus 2%. The monthly minimum borrowing amount was $400,000 and the maximum monthly borrowing amount was $1,800,000, subject to availability under our borrowing base. This facility was secured by the accounts receivable and inventory of B&B ARMR and was guaranteed by us and Intelli-Site. The cash that we received from the accounts receivable factoring facility was used to support company-wide operations.  This facility was paid in full and terminated effective November 10, 2004.

Asset Based Lending Facility

On November 10, 2004, B&B ARMR entered into a loan agreement with Briar Capital L.P. to provide a $3,000,000 discretionary demand asset based lending facility.  Under the terms of the loan agreement, working capital advances were made available to B&B ARMR based on the value of its accounts receivable and inventory.  Although payable on demand, the loan agreement has a stated three year term.  As part of the loan agreement, B&B ARMR issued a revolving promissory note to Briar in the principal amount of $3,000,000.  The note had an annual interest rate of two percent above the prime rate, subject to any applicable usury laws.  The balance of the note was $1,160,867 at June 30, 2005.  The note was paid in full and terminated effective August 3, 2005.  See “Credit Facility with Laurus Master Fund” below.

Placement of Subordinated 10% Convertible Promissory Notes

On November 30, 2004, we entered into a loan agreement with several purchasers of our subordinated 10% convertible promissory notes.  We issued $4,118,000 in notes to accredited investors and others (as payment of fees) who effected the placement of the notes.  Under the loan agreement:

•

we were authorized to sell to the investors an aggregate principal amount of up to $6,000,000 in notes; and

•

we were authorized to sell the notes in multiple closings, so long as the final closing was completed within 15 days following the initial closing.

Each note:

•

is subordinated to certain other indebtedness;

•

is due and payable on November 30, 2009;

•

provides interest to the holder at an annual rate of 10%; and

•

is convertible into our common stock at a conversion rate of $0.38 per share.  Each share of common stock that an investor receives as a result of the conversion of the notes must be registered for resale with the Securities and Exchange Commission.

As a part of this transaction, Frost National Bank FBO BFS US Special Opportunities Trust PLC exchanged a promissory note in the amount of $1,000,000, originally issued on August 5, 2004, and a promissory note in the amount of $500,000, originally issued on October 27, 2004, as a part of the placement of the notes.

Also included with this placement of notes, C. A. Rundell, Jr., our chairman and chief executive officer, exchanged a $150,000 promissory note with an annual interest rate of 9%, originally issued on July 28, 2004 to B&B ARMR, for a $150,000 note.

We paid fees in this transaction to Roth Capital Partners, LLC in the form of a note in the amount of $168,000 with the same general terms and conditions as the investors in the transaction discussed above.  As additional consideration, on November 30, 2004, we also issued to Roth a warrant to purchase up to 276,316 shares of common stock, with a five year exercise period and an exercise price of $0.38 per share.

Maturities of Long-Term Debt

Principal payments required under long-term debt outstanding at June 30, 2005 were as follows:

Total
2006	$1,788,531
2007	2,193,993
2008	659,888
2009	507,442
2010	4,118,000
$9,267,854

Additional Debt Service Obligations

During the fiscal year ended June 30, 2005, we financed our operations with cash flows from long-term borrowings of $5,497,287, compared to $2,338,117 during the fiscal year ended June 30, 2004.  We also made payments of $507,256 during fiscal year 2005 and $938,153 during fiscal year 2004.

As discussed in this prospectus in the section entitled “Description of Property” below, we have a mortgage on B&B ARMR’s manufacturing facility located in Norwood Louisiana.  At September 30, 2005, the principal amount of the mortgage was $462,819.  The interest rate is 10.5% and the amortization provisions are standard.  The mortgage matured on February 8, 2004 and was refinanced with a new maturity date of February 26, 2006.  All other terms and conditions of the original mortgage remained the same.  On August 19, 2005, we closed the facility, and B&B ARMR’s products are now manufactured by third party subcontractors.  B&B ARMR currently plans to sell the land and building in Norwood, Louisiana, but we can provide no assurance that we will be able to sell the property on terms acceptable to us.

Issuances of Promissory Notes in Fiscal 2005

In exchange for an aggregate of $525,000 cash investment received on May 6, 2005, we issued a promissory note to each of Frost National Bank FBO Renaissance Capital Growth & Income Fund III, Inc., Frost National Bank FBO Renaissance US Growth Investment Trust PLC and Frost National Bank FBO BFS US Special Opportunities Trust PLC on May 5, 2005.  Each of the three promissory notes is in the original principal amount of $175,000 and has an annual interest rate of 8%.  The promissory notes, plus interest, are due on November 11, 2007.  Interest is payable in monthly installments on the first day of each month.

In exchange for an aggregate of $200,000 cash investment received on May 6, 2005, we issued a promissory note to C. A. Rundell, Jr., our chairman and chief executive officer, on May 4, 2005.  The promissory note is in the original principal amount of $200,000 and has an annual interest rate of 8%.  The promissory note, plus interest, is due on November 11, 2007.  Interest is payable in monthly installments on the first day of each month.

Credit Facility with Laurus Master Fund in Fiscal 2006

On July 29, 2005, we entered into, and, on August 3, 2005, closed a financing transaction with Laurus Master Fund, Ltd. to obtain a $3,000,000 credit facility.  The financing was completed pursuant to a security agreement among us, B&B ARMR Corporation, Intelli-Site, Inc., DoorTek Corporation and Laurus.  Under the Security Agreement, we issued to Laurus a $1,000,000 secured convertible minimum borrowing note and a $3,000,000 secured revolving note.  The amount of funds available for borrowing under the credit facility is based upon our and our subsidiaries’ eligible inventory and accounts receivable, with an advance rate equal to:

▪

30% of eligible inventory, up to $1,000,000; plus

▪

90% of eligible accounts receivable.

On August 3, 2005, we made initial borrowings of $1,836,000 under the credit facility.  Of this initial borrowing amount, $795,944 was used to repay and terminate our asset based credit facility with Briar Capital, L.P.

The notes mature on July 29, 2008 and carry an interest rate of prime plus one and one half percent, subject to potential downward adjustment based upon the future trading price of our common stock.  Laurus may convert all or a portion of the notes, including accrued interest, into shares of our common stock at a conversion price of $0.25 per share, subject to anti-dilution adjustments.  The conversion price of the notes will be adjusted upon certain events, including:

▪

any recapitalization, reorganization or reclassification involving our common stock;

▪

any stock split, combination or dividend payable in shares of our common stock;

▪

any merger, consolidation or sale of substantially all of our assets; and

▪

any issuance of shares of our common stock, or securities convertible into our common stock, at a consideration per share less than the current conversion price.

The convertible minimum borrowing note is structured as a term note, and the revolving note is structured as a revolving balance note. If the outstanding balance under the minimum borrowing note falls below $1,000,000 due to conversions, a portion of the amounts due under the revolving note will be transferred to a new minimum borrowing note, so that, at any given time, the aggregate outstanding balance under all outstanding minimum borrowing notes during the term of the credit facility remains equal to $1,000,000.  However, no transfers of outstanding amounts under the revolving note may be made in an amount that would reduce the outstanding principal amount of the revolving note to less than $500,000.

Amounts outstanding under the revolving note will also vary as funds are borrowed and repaid from time to time during the term.  The security agreement requires us to maintain a lock box account to receive payments of our accounts receivable, and all funds transmitted to the lock box account will be applied to amounts outstanding under the revolving note.

If we prepay any minimum borrowing note prior to July 29, 2008, we must also pay a prepayment premium of 30% of all amounts due under the credit facility.  Because the revolving note contemplates multiple repayments and reborrowings during the term of the credit facility, there is no minimum amount that is required to be outstanding under the revolving note and there is no prepayment penalty associated with the revolving note.

If we desire to terminate the credit facility before July 29, 2008, we must pay Laurus a fee of:

▪

$150,000, if the termination occurs before July 29, 2006;

▪

$120,000, if the termination occurs on or after July 29, 2006 and before July 29, 2007; or

▪

$90,000, if the termination occurs on or after July 29, 2007 and before July 29, 2008.

As part of the financing, we issued to Laurus a warrant to purchase 1,723,077 shares of our common stock. The warrant has an exercise price of $0.325 per share for the first 923,077 shares of common stock and $0.375 per share for the remaining 800,000 shares of common stock, and expires on July 29, 2012.

Our obligations to Laurus under the credit facility are secured by substantially all of our assets, including our ownership in interest in our wholly-owned subsidiaries, and the assets of our subsidiaries.

In connection with the credit facility, we entered into a registration rights agreement with Laurus, pursuant to which we agreed to file registration statements with the Securities and Exchange Commission to register for resale the shares of common stock issuable upon the conversion of the minimum borrowing notes and the shares of common stock issuable upon exercise of the warrant.  This prospectus covers each of the shares of common stock that may issued to Laurus upon conversion of the minimum borrowing notes and upon exercise of the warrant.  We have no current obligation to file a registration statement with respect to the resale of the shares of common stock issuable upon conversion of the revolving note.

We are obligated to have the registration statement declared effective on or before November 1, 2005, subject to an extension period of an additional 30 days upon the occurrence of certain events.   We will be obligated to file additional registration statements each time that the aggregate outstanding balance under any particular series of new minimum borrowing notes equals $1,000,000 and a new minimum borrowing note is issued.  We are obligated to file each additional registration statement on or prior to thirty days after any new minimum borrowing note has been issued, and to have such registration statement declared effective on or prior to forty-five days after the date the registration statement is filed with the SEC, subject to an extension period of an additional 45 days upon the occurrence of certain events. If:

▪

we fail to file a registration statement with the SEC by the required date;

▪

we fail to have a registration statement declared effective by the required date;

▪

a registration statement, after it is declared effective, ceases to be effective for more than 20 consecutive calendar days or more than 30 days in the aggregate during a year; or

▪

our common stock is not listed or quoted or is suspended from trading on any trading market for three consecutive trading days, and the suspension is not lifted within 30 days or our common stock is not listed on another trading market, then we are required to pay Laurus a daily cash fee equal to 1/30th of 1.5% of the original principal amount of the minimum borrowing note until the event that triggered the payment is cured, plus interest on such fee at a rate of 1.5% per month.

The registration rights agreement contains other covenants and indemnification provisions that are typical for registration rights agreements entered into by public companies in connection with similar credit facilities.

Issuances of Other Convertible Promissory Notes in Fiscal 2006

In exchange for an aggregate of $500,000 cash investment received on October 13, 2005, we issued a convertible promissory note to each of Frost National Bank FBO Frost National Bank FBO Renaissance US Growth Investment Trust PLC and Frost National Bank FBO BFS US Special Opportunities Trust PLC.  Each of the two convertible promissory notes is in the original principal amount of $250,000, has an annual interest rate of 8%, and is payable in monthly installments on the first day of each month.  The notes, plus interest, are due on July 29, 2008.  Each note is convertible at the option of the holder into shares of our common stock at a conversion price of $0.25 per share.  We have the right to call the notes if the market price of our common stock rises above $0.60 per share for a period of 60 days.

Backlog

Our backlog is calculated as the aggregate sales prices of firm orders received from customers less revenue recognized. At September 30, 2005, our backlog was approximately $5.6 million. We expect that we will fill the majority of this backlog by December 31, 2006.

Effects of Inflation

We believe that the relatively moderate rate of inflation over the past few years has not had a significant impact on our sales or operating results.

Seasonality

Historically we have experienced seasonality in our business due to fluctuations in the weather.  We typically experiences a decline in sales and operating results during the quarter ended March 31 due to winter weather conditions.

Environmental Matters

We believe that we are currently in material compliance with all applicable environmental regulations.  Compliance with these regulations has not had, and is not anticipated to have, any material impact upon the Company’s capital expenditures, earnings or competitive position.

BUSINESS

General

We were formed in December 1991 as a Delaware corporation and became publicly traded in April 1993.  We design, develop, manufacture, distribute and service security and traffic control products used in the commercial, industrial and government sectors through three wholly-owned subsidiaries, B&B ARMR Corporation, DoorTek Corporation and Intelli-Site, Inc. and a joint venture entity, B&B Roadway, LLC.

On September 5, 2003, we acquired all of the issued and outstanding shares of common stock of ARMR Services Corporation.  ARMR Services Corporation, which has been renamed B&B ARMR Corporation, is a manufacturing company that engineers and manufactures high security anti-terrorist crash rated barriers, parking control equipment and other security systems for business and government use.  By acquiring B&B ARMR, we have significantly enhanced our service, product offerings and growth opportunities.  As a part of the consideration that we paid for ARMR Services Corporation, we issued 10,000,000 shares of our common stock to B&B ARMR’s former stockholders.

On December 15, 2004, we acquired all of the issued and outstanding shares of common stock of DoorTek Corporation.  DoorTek is a manufacturer of access control systems and other physical security system products.  By acquiring DoorTek, we have significantly enhanced our services, product offerings and growth opportunities.

On March 4, 2005, we entered into a joint venture agreement with Causey Lyon Enterprises, Inc. d/b/a Roadway Manufacturing to form B&B Roadway, LLC in order to consolidate the two companies’ core competencies in the city, state and federal road & bridge market.  We own 65% of B&B Railway, LLC and Causey Lyon Enterprises owns the remaining 35% of B&B Railway, LLC, which administrates, sells, manufactures and distributes all products relating to the road and bridge industry, including product lines specifically designed for that market.

B&B ARMR Corporation

B&B ARMR designs, manufactures and sells anti-terrorist crash barriers, bollards, wedges and gates, warning and crash gates, gate panels, soft-stop gates, high occupancy vehicle lane changers, navigational lighting, and perimeter security gates and operators.  A 24/7 service and maintenance group is based in Washington, DC, servicing and maintaining a wide range of internally and competitor’s manufactured products for federal and government organizations.  These products compete primarily in the homeland security, perimeter security and road and bridge construction and refurbishment markets.  These products are used for:

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anti-terrorist crash barriers used to prevent malevolent use of vehicles;

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24/7 service and maintenance for competitors and internally manufactured products;

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operators and gates used in perimeter security;

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navigational lights used primarily with waterways;

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tow-able barriers for event and temporary closures;

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gating and barricading movable bridges;

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locking down sections of roads under construction;

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gates for reversible lane changer systems; and

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HOV control gates, typically soft-stop.

B&B ARMR sells its products through integrators, contractors, electrical sub-contractors and distributors.  B&B ARMR maintains Governmental Services Administration, or GSA, schedule agreements for three product families, and license agreements both in North America and internationally.  In certain instances, sales are made directly to end-users.

On August 19, 2005, we closed B&B ARMR’s Norwood, Louisiana manufacturing facility, and B&B ARMR’s products are now manufactured by third party subcontractors.  This action, consistent with our overall business plan, has been undertaken in order to increase our profitability by outsourcing our manufacturing operations to third party subcontractors and focusing our efforts on the marketing and sales efforts of our anti-terrorist crash barriers and related products.

As a result of the closure of this manufacturing facility, we have reduced our staff by approximately 43 employees, recognized expense of approximately $633,000 in inventory reserves and will place the building and equipment on the open market for sale.  We plan to complete the sale of the Norwood, Louisiana manufacturing facility by the quarter ending December 2005, but we can provide no assurance that we will be able to sell the property on terms acceptable to us.

B&B Roadway, LLC

B&B Roadway is a manufacturer and distributor of products relating to the road and bridge industry, including product lines specifically designed for that market.  B&B Roadway’s products are sold and distributed in the city, state and federal road & bridge markets.  B&B Roadway also services the maritime and vehicular traffic control needs of the movable bridge and highway industries.  We own 65% of B&B Railway, LLC as part of a joint venture with Causey Lyon Enterprises, Inc.

DoorTek Corporation

DoorTek Corporation is a manufacturer of card access control and corrections security hardware and software products.  DoorTek’s product offerings fall into two broad categories: The DT2001 access control product line, and the DoorTek Corrections Electronics product line.  These two product lines may be sold separately or as part of a complete, integrated, corrections electronics control package.  Additionally, DoorTek supports a thriving business in card access control devices, readers, and ancillary devices.

The DT2001 access control system was designed from the ground up to provide a powerful, user friendly operations and administration platform within an advanced, networked environment.  A key component of the DT2001 system is the advanced NP200 node processor that provides high-speed distributed processing for all user transactions and can operate independent of the host control network without degradation in performance.  The system is completely scalable, supporting anywhere from two access control portals up to thousands of portals, input/output points and other security-related devices.  DoorTek has also adopted a specially-branded and enhanced version of the Intelli-Site® software product that provides the DT2001 system with the ability to integrate with a broad range of security products, including closed circuit television, badge systems, fire alarm systems, lighting control and heating, ventilation and air conditioning systems.

DoorTek Corrections Electronics products include stand-alone door control with optional interlock capabilities, a line of net-workable door/gate controllers that can be integrated into any cell control system, a similar line of corrections audio control products that can route intercom audio throughout a facility, and a complete line of cable interface devices that facilitate interconnection wiring in the field.

DoorTek enjoys a strong existing installation base from which a regular flow of retrofit and upgrade business is derived.  Many DoorTek systems have been installed and have been online continuously for more than 10 years.  An example is the DoorTek access control system installed, and still in full operation after 14 years, at the CARA laboratory at the USNSF station at McMurdo Sound, Antarctica.

Intelli-Site, Inc.

Our Intelli-Site® software product, designed and developed by Intelli-Site, Inc., allows automated security and facility controls system integration.  This software allows a customer to decouple the selection of software from hardware, so that a customer can mix and match different hardware, from various manufacturers, into a single, integrated system.  The open system design provided by Intelli-Site® provides a solution that is tailored to unique customer requirements.

More specifically, Intelli-Site® allows customers to integrate a wide variety of devices from various manufacturers, such as access control, closed circuit television, badge systems, fire alarm systems, lighting control and heating, ventilation and air conditioning systems.  In addition to providing centralized control, Intelli-Site® users can tailor the interface for ease of operation based on their unique functional requirements.

No two companies, facilities or workgroups are identical, so each has different security requirements. Intelli-Site®, while a standard product, allows users to define the following aspects of a security system:

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Configuration - what is to be integrated;

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Graphical User Interface (GUI) - how the operator controls the system;

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Functionality - what the system does; and

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Databases - what and how data is stored.

In the past, only a custom-designed system could provide this level of user-specific features. Other standard software products either cannot be tailored or attempt to provide limited “customization” through a fixed set of user options. With Intelli-Site®, user-defined restrictions are limited only by the capabilities of the integrated devices.

New Business

In the last two fiscal years, B&B ARMR has experienced a substantial increase in the sales of its anti-terrorism and crash-rated products, not only with the new product range derived from predecessor ARMR Services Corporation, but also with the established products of B&B Electromatic, Inc.  Sales also have increased within the fairly stable road and bridge sector.  New and increased interest in soft-stop technology has developed, as well as an increase in the overseas business.

During fiscal year 2005, B&B ARMR engaged in limited new product design and development.  However, during fiscal year 2004, several new products were designed, tested and released by B&B ARMR, such as:

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A portable/tow-able anti-terrorist crash barrier, Model 850 (a number of these products have been manufactured and shipped);

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A new anti-terrorist bollard product, Model B-40; and

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Two new products in the XL product line of hydraulic gate operators, LXL and PXL, both tested to UL325 class 1, 2, 3 and 4 specifications.  These new operators offer a wider range of products, enabling us to be more competitive.  The LXL has seen high volume sales in part due to reduced need for technical assistance.

The 24/7 service and maintenance group has seen an increasing volume of requests for its services, operating in and around Washington, DC, where there is a large concentration of customers.  This group offers front line maintenance of our own and our competitor’s products as well as third party products, frequently on an annual contract basis.

Product Design and Development

As of June 30, 2005, we had three employees dedicated to research, development and product engineering.  We spent $491,478 and $653,591 during fiscal 2005 and 2004, respectively, related to the continual development and enhancement of the Intelli-Site® software product as well as the development of several new product lines in the anti-terrorist crash barrier and perimeter security divisions at B&B ARMR.

Competition

B&B ARMR Corporation

B&B ARMR’s competition can be divided into four categories:  Anti-terrorism, hydraulic gate operators, road and bridge and 24/7 service and maintenance.  Anti-terrorism competition has, we believe, increased over fiscal year 2004 as the market has grown worldwide.  B&B ARMR is not as large as the two main competitors (Delta Scientific and Nasatka Barriers) in the marketplace, but B&B ARMR is growing in this market sector and is using its years of engineering experience in this area to help secure that growth.  In the hydraulic gate operator business, B&B ARMR has one main competitor (Hy Security) and its new product lines offer a growth platform to increase market share in the future.  B&B ARMR has one principle competitor (Roadyway) in the road and bridge business, and has continually maintained its market share.  B&B ARMR has a unique position within the 24/7 service and maintenance business; however, we believe others may enter this market.

B&B Roadway, LLC

B&B Roadway, LLC, a manufacturing joint venture in which we own a 65% interest, administrates, sells, manufactures and distributes products relating to the road and bridge industry, including product lines specifically designed for that market.  B&B Roadway sells its product line both directly and through distributors to the city, state and federal road & bridge market.  B&B Roadway’s competition consists of several entities with an overall smaller market share than B&B Roadway.

DoorTek Corporation

DoorTek’s competitors include manufacturers of card access control and detention control equipment.  Card access control manufacturers tend to compete on terms of scalability and within vertical markets.  In terms of scalability, most manufacturers concentrate on the small to mid sized installation (up to 32 doors).  There are relatively few players in the large installation market (32 to 256 doors) and even fewer in the “enterprise” market (more than 256 doors).  DoorTek’s technology allows it to participate at any level, but its offerings are largely concentrated in the small to mid range.  Increasingly, DoorTek has been successful in the corrections and detention markets at the mid range.  DoorTek’s longevity of more than 25 years in the business and its large existing installation base provides it with some advantage in the retrofit and upgrade markets.

Intelli-Site, Inc.

Many companies across the industry use the term “integrated security system” to describe their products and services. In fact, an integrated security system can range from very limited fixed function systems “integrating” as few as two sub-systems to feature-rich, real-time sophisticated software systems, including custom coded integrated solutions. Differences in functionality, performance, and price among integrated security systems vary greatly. Intelli-Site® has the capability to compete across the entire spectrum of integrated security systems, but currently has less than a 1% share of this market. Consequently, Intelli-Site® has a diverse set of competitors, depending on the complexity of the integration effort. Intelli-Site®’s competitors generally fall into one of three categories: Access control manufacturers, “pure” integrated systems platforms and custom software developers.

Through our three subsidiaries, we face intense competition in the security industry.  Some of our competitors are large, well-financed and established companies that have greater name recognition and resources for research and development, manufacturing and marketing than us. These competitors may be better able to compete for market share.

Employees

As of June 30, 2005, we employed 82 people and as of September 30, 2005 we employed 39 people, all in full-time positions. The decrease in the number of employees is due to the closure of the B&B ARMR manufacturing facility in Norwood, Louisiana in August 2005.  None of our employees are subject to collective bargaining agreements.  We believe that relations with our employees are good.

DESCRIPTION OF PROPERTY

Our principal executive offices are located at 8200 Springwood, Suite 230, Irving, Texas 75063, where we occupy 5,566 square feet of office space.  The lease for the Irving facility expires on December 31, 2006.  The monthly rent of this lease is $4,406, plus the costs of utilities, property taxes, insurance, repair and maintenance expenses and common area utilities.

Until August 19, 2005, B&B ARMR Corporation maintained its principal location at 14113 Main Street, Norwood, Louisiana 70761, where it occupied approximately 26,000 square feet of manufacturing and office space on five acres of land.  We purchased this property subject to a mortgage agreement with the Highlands Bank.  At September 30, 2005, the principal amount of the mortgage was $462,819 and we make a monthly payment in the amount of $10,561 on the mortgage.  The interest rate payable on the mortgage is 10.5% per year and the amortization provisions are standard for a property of this nature.  The mortgage matured on February 8, 2004 and was refinanced with a new maturity date of February 26, 2006.  All other terms and conditions of the original mortgage remained the same.  On August 19, 2005, we closed the facility, and B&B ARMR’s products are now manufactured by third party subcontractors.  B&B ARMR currently plans to sell the land and building in Norwood, Louisiana, but we can provide no assurance that we will be able to sell the property on terms acceptable to us.

Effective August 22, 2005, B&B ARMR Corporation maintains its principal location at 2009 Chenault Road, Suite 114, Carrollton, Texas 75006, where it occupies approximately 6,726 square feet of office space.  The lease for the Carrollton facility expires in January 2011.  The monthly rent for this property is $4,064, plus the costs of utilities, property taxes, insurance, repair and maintenance expenses and common area utilities.

B&B ARMR Corporation also maintains executive office space located at 1934 Old Gallows Road, Vienna, Virginia 22182, where it occupies approximately 1,300 square feet.  The monthly rent for this property is $4,000 and includes various amenities provided by the landlord.  The lease for this property expires in August 2006.

DoorTek Corporation maintains its principal location at 9107 Marbach Road, Suite 230, San Antonio, Texas 78245, where it occupies 2,105 square feet of office space.  The monthly amount of rent for this property is $1,717 and the lease is on a month-to-month basis.

We believe that the Texas, Louisiana and Virginia properties are in good condition and that the properties, equipment, fixtures and other assets located within each of our facilities are in good condition, are adequately insured against loss and that suitable alternative facilities are readily available if the lease and mortgage agreements described above are not renewed.  Additionally, we believe that our existing facilities are suitable and adequate to meet our current requirements.

We do not make investments in:

•

real estate;

•

interests in real estate;

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real estate mortgages; or

•

securities of or interests in entities engaged in real estate investment activities.

LEGAL PROCEEDINGS

We are subject to certain legal actions and claims arising in the ordinary course of our business and which we consider to be routine litigation incidental to our business.  Although our management recognizes the uncertainties of litigation, based upon the dollar amounts involved, the nature and our management’s understanding of the facts and circumstances which give rise to such actions and claims, our management believes that such litigation and claims will be resolved without material effect on our financial position, results of operations or cash flows.

MANAGEMENT

The following table sets forth information regarding our directors and executive officers as of    September 30, 2005:

Company Officers and Directors

Name	Age	Position
C.A. Rundell, Jr.	73	Director, Chairman of the Board of Directors and Chief Executive Officer
Peter Beare	48	Director and President
William D. Breedlove	65	Director
Russell Cleveland	66	Director
Robert M. Galecke	63	Director
Frank R. Marlow	67	Director
Richard B. Powell	41	Vice President, Chief Accounting Officer, and Secretary

C. A. RUNDELL, JR. has been a Director since March 1999 and has served as Chief Executive Officer since August 2000.  Mr. Rundell is also Chairman of the Board of Directors of both Intelli-Site, Inc. and DoorTek Corporation.  Since 1988, Mr. Rundell has owned and operated Rundell Enterprises, a sole proprietorship engaged in providing acquisition and financial services to business enterprises.  From October 1996 until December 1998, Mr. Rundell served as the Chief Executive Officer of Tyler Corporation.  From April 1989 until July 2000, Mr. Rundell served as a director and the Chairman of the Board of NCI Building Systems, Inc.  Mr. Rundell currently serves as a director of Renaissance US Growth Investment Trust, PLC.  Mr. Rundell earned an M.B.A. with Distinction from Harvard University and a B.S. in Chemical Engineering from The University of Texas at Austin.

PETER BEARE has been a Director since June 2002.  Mr. Beare is currently the Chairman of the Board of Directors and Chief Executive Officer of B&B ARMR Corporation.  Mr. Beare was the President and Chief Operating Officer of Ultrak, Inc. from July 2000 until March 2002 and was the Vice  President - Technology of Ultrak from May 2000 to July 2000.  From April 1994 to May 2000, he was employed by Baxall Ltd. in the United Kingdom (UK), a subsidiary of Upperpoint, in various capacities, including Managing Director, and later joined the main board of Upperpoint as Technology Director.  Prior to Baxall, Ltd., Mr. Beare was a consultant to various companies in the communications and audio industries.  From 1986 to 1990, Mr. Beare was the founder and Director of Camteq, Ltd. in the UK.

WILLIAM D. BREEDLOVE has been a Director since May 2001.  Mr. Breedlove has served as President of HBW Investments, Inc., a private investment firm, since August 1996.  Mr. Breedlove has held senior management positions in commercial and merchant banking for over 30 years.  Prior to HBW’s formation in 1996, Mr. Breedlove was chairman, managing director and co-founder of Breedlove Wesneski & Co., a private merchant banking firm.  From 1984 to 1989, Mr. Breedlove also served as president and director of Equus Capital Corporation, the corporate general partner of three public and private limited partnerships operating as management leveraged buyout funds.  Mr. Breedlove’s experience also includes 22 years at First National Bank in Dallas, the last three years of which he served as chairman and chief executive officer of the lead bank and vice chairman of InterFirst Corporation.  Mr. Breedlove currently serves as a director of NCI Building Systems, Inc., and five private companies.  He has previously served as director of several other publicly-held companies, including InterFirst Corporation, Texas Oil and Gas Corporation, Dillard’s Department Stores, Local Financial Corporation, and Cronus Industries, Inc.  Mr. Breedlove received his B.B.A. degree in finance and banking from the University of Texas at Austin.

RUSSELL CLEVELAND has been a Director since February 2001.  Mr. Cleveland is the President, Chief Executive Officer, sole Director and the majority shareholder of Renn Capital Group, Inc.  He has served as President, Chief Executive Officer and director of Renaissance Capital Growth & Income Fund III, Inc. since its inception in 1994.  Mr. Cleveland is a Chartered Financial Analyst with more than 41 years experience as a specialist in investments for smaller capitalization companies.  Mr. Cleveland has also served as President of the Dallas Association of Investment Analysts.  He serves on the Boards of Directors of Renaissance US Investment Trust PLC, BFS US Special Opportunities Trust PLC, CaminoSoft Corp., Cover-All Technologies, Inc., Digital Recorders, Inc. and Tutogen Medical, Inc.  Mr. Cleveland is a graduate of the Wharton School of Commerce and Finance of the University of Pennsylvania.

ROBERT M. GALECKE has been a Director since May 1996.  Mr. Galecke is currently Senior Vice President of Finance and Administration for the University of Dallas.  Prior to that, from 1993 to May 1996, he was a principal in the corporate consulting firm of Pate, Winters & Stone, Inc.  From 1986 until 1992, he served as Executive Vice President, Chief Operating Officer and Chief Financial Officer of Southmark Corporation, a financial services insurance and real estate holding company.  From 1989 to 1995, Mr. Galecke served as Chairman of the board, President and Chief Executive Officer of National Heritage, Inc.  Mr. Galecke received a graduate degree from the School of Banking at the University of Wisconsin, Madison, and a B.S. in Economics from the University of Wisconsin at Stevens Point.

FRANK R. MARLOW has been a Director since May 1995.  Mr. Marlow served as Vice President, Sales and Marketing from October 1993 to February 1995.  Mr. Marlow has been Vice President of Sales, Western Region, for ACI, a publicly traded company headquartered in Omaha, Nebraska since March 2003.  ACI sells electronic payments engines to banks, credit card companies, large payment processors and merchant processors with over 600 customers around the world.  In addition, Mr. Marlow is currently a Senior Partner with SMI Consulting, a sales and marketing consulting firm.  Mr. Marlow was Vice President of Sales for Cofiniti, formerly Money Star, a technology company based in Austin, Texas from 1998 until 2001.  From 1995 until 1998, Mr. Marlow was Vice President of Hogan Systems, a publicly traded company subsequently purchased by Computer Sciences Corp.  Previously, Mr. Marlow served in various executive sales and training positions at IBM, Docutel Corporation, UCCEL Corporation and Syntelligence Corporation.

RICHARD B. POWELL, is currently the Vice President, Chief Accounting Officer and Secretary.  Mr. Powell joined our company in April 1998 as Corporate Controller, became Vice President, Chief Accounting Officer in April 2001, and Secretary in May 2001.  Prior to joining our company, Mr. Powell was the Accounting Manager at Medical City Dallas Hospital from 1995 to 1998, Accounting Manager of HealthCor, Inc., a home health care company, from 1993 to 1995 and Accounting Supervisor of Signature Home Care Group, Inc., a home health care company, from 1989 to 1993.  Mr. Powell holds a B.S. in Accounting from McNeese State University.

Company’s Subsidiaries Officers

Name	Age	Position
Robert “Bob” Gardner	70	President of DoorTek Corporation
G.M. “John” Ulibarri	46	President and Chief Executive Officer of Intelli-Site, Inc.

ROBERT “BOB” GARDNER is the President of DoorTek Corporation.  Mr. Gardner joined our company in December 2004, when we acquire DoorTek.  Mr. Gardner has served as the President of DoorTek since 1998.  Prior to his employment at DoorTek, Mr. Gardner held senior management and sales positions with EO-Integrated Systems, Xetron Corporation, Kidde Automated Systems and Dukane Automated Systems, Inc.

G.M. “JOHN” ULIBARRI, is the President and Chief Executive Officer of Intelli-Site, Inc.  Mr. Ulibarri joined our company in April 2001 as Vice President of Engineering and Operations, was promoted to Executive Vice President in December of 2002, and President in January of 2004.  Prior to joining our company, Mr. Ulibarri served in various senior management and engineering positions with major security and communications systems integration concerns throughout the US.  Mr. Ulibarri holds a B.S. in Computer Engineering from the University of New Mexico.

The SEC has adopted rules to implement certain requirements of the Sarbanes-Oxley Act of 2002 pertaining to audit committees.  One of the rules adopted by the SEC requires a company to disclose whether it has an “audit committee financial expert” serving on its audit committee.  Based on its review of the criteria of an audit committee financial expert under the rules adopted by the SEC, our board of directors has determined that Mr. Galecke is an “audit committee financial expert,” as that term is defined in Item 401(e) of Regulation S-B promulgated by the Securities and Exchange Commission.  Mr. Galecke is “independent,” as that term is used in Items 7(a)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934, as amended.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows the compensation of the Chief Executive Officers and the executive officers of the company and its subsidiaries whose compensation exceeded $100,000 for the fiscal years ended June 30, 2005, 2004 and 2003.

	Annual Compensation				Long-Term Compensation Award
Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation	Restricted Stock Awards	Securities Underlying Options/ SARs
C. A. Rundell, Jr.	2005	$ 66,667	--	--	43,700	200,000
Chairman of the Board and	2004	50,000	--	--	28,433	300,000

Chief Executive Officer	2003	50,000	--	--	41,753	23,298

Peter Beare	2005	$ 173,000	--	--	--	--
President	2004	185,500	--	--	--	450,000
President and CEO of	2003	22,250	--	--	--	100,000
B&B ARMR Corporation (1)

Paul Roland	2005	$ 125,500	$ 10,000	--	--	--
Former President	2004	104,500	--	--	--	--
B&B ARMR Corporation (2)

Scott Rosenbloom	2005	$ 125,500	$ 10,000	--	--	--
Former Exec. Vice-President	2004	104,500	--	--	--	--
B&B ARMR Corporation (3)

Jack G. Caldwell	2005	$ --	--	--	--	--
Former President	2004	13,375	--	--	--	--
B&B Electromatic, Inc. (4)	2003	160,500	--	--	--	--

____________________

(1) Began employment on May 19, 2003.

(2) Began employment on September 5, 2003 and resigned as of July 26, 2005.

(3) Began employment on September 5, 2003 and resigned as of September 16, 2005.

(4) Resigned as of July 31, 2003.

No other executive officer’s salary and bonus exceeded $100,000 annually and no executive had any form of long-term incentive plan compensation arrangement with the company during the fiscal years ended June 30, 2005, 2004 and 2003.

Stock Option Grants

The following table provides information concerning the grant of stock options during the twelve months ended June 30, 2005 to the named executive officers:

Name	Number of Securities Underlying Options/SARs Granted	% of Total Options/SARs Granted To Employees In Fiscal Year	Exercise Price	Expiration Date
C. A. Rundell, Jr. (1)	200,000	19.05%	$ 0.43	10/22/14

_____________________

(1)

The vesting schedule for these options is:  25% six months from the grant date and 25% each year thereafter.

Option Exercises and Holdings

The following table provides information related to the number of shares received upon exercise of options, the aggregate dollar value realized upon exercise, and the number and value of options held by the named executive officers of the company at June 30, 2005.

	Number of Securities Underlying Unexercised Options/SARs At Fiscal Year End		Value of Unexercised In-The-Money Options/SARs At Fiscal Year End
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
C. A. Rundell, Jr.	1,083,427	300,000	$ 8,339	$ --
Peter Beare	300,000	250,000	--	--
Gerald K. Beckmann	314,473	--	--	--

Director Compensation

Currently, directors are compensated by either restricted stock awards or incentive stock options, at the choice of the individual director, in an amount equivalent to $10,000 annually for serving on the board in addition to $1,250 for each committee on which they serve.  In addition, Mr. Robert Galecke is paid $10,000 annually for his services as our audit committee chairman.  All directors are reimbursed for their out-of-pocket expenses incurred in connection with their attendance at board meetings.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In exchange for a $500,000 cash investment, on September 5, 2003, we issued a convertible promissory note to Frost National Bank FBO BFS US Special Opportunities Trust PLC, which owns greater than five percent of our common stock and is sometimes referred to in this prospectus as “BFS”.   The convertible promissory note is in the original principal amount of $500,000 and has an annual interest rate of 7% and is payable in monthly installments on the first day of each month.  The convertible promissory note, plus interest, is due on September 5, 2008.  The convertible promissory note is convertible at the option of the holder into shares of our common stock at a conversion price of $0.40 per share.  We have the right to call the convertible promissory note if the market price of our common stock rises above $0.60 per share for a period of 60 days.

In exchange for a $100,000 cash investment, on September 26, 2003, we issued a promissory note to C. A. Rundell, Jr., our chairman and chief executive officer.  The promissory note is in the original principal amount of $100,000 and has an annual interest rate of 7%.  The promissory note, plus accrued interest, was due on April 1, 2004.  The due date of this note was extended until September 30, 2006.  Interest is payable in monthly installments on the first day of each month.  As a part of this financing, we also issued a stock purchase warrant to Mr. Rundell, Jr.  The stock purchase warrant entitles Mr. Rundell to purchase 125,000 fully paid and non-assessable shares of our common stock for $0.40 per share.

In exchange for a total $400,000 cash investment, on October 1, 2003, we issued a promissory note to each of Frost National Bank FBO Renaissance Capital Growth & Income Fund III, Inc., sometimes referred to in this prospectus as “Renn III”, and Frost National Bank FBO Renaissance US Growth Investment Trust PLC, sometimes referred to in this prospectus as “RUSGIT”, which collectively own greater than five percent of our common stock.  Each of the promissory notes is in the original principal amount of $200,000 and has an annual interest rate of 7%.  The promissory notes, plus accrued interest, were due on April 1, 2004.  The due date of these notes was extended until September 30, 2006.  Interest is payable in monthly installments on the first day of each month.  As a part of this financing, we issued a stock purchase warrant to each of Renn III and RUSGIT.  Each of the warrants entitles the holder of the warrant to purchase 250,000 fully paid and non-assessable shares of our common stock for $0.40 per share.

In exchange for an aggregate of $150,000 cash, on July 28, 2004, we issued a promissory note to Mr Rundell.  The original promissory note was in the principal amount of $150,000, had an annual interest rate of 9% and was secured by a specific invoice of B&B ARMR Corporation issued to Horne Engineering.  The promissory note, plus accrued interest, was due on October 28, 2004.  In November of 2004, this note was exchanged for a $150,000 subordinated 10% convertible promissory note as a part of our placement of $4,118,000 of subordinated 10% convertible promissory notes.

On August 2, 2004, we borrowed $20,000 against a $450,000 line of credit extended to us by Mr. Rundell.  This line of credit is supported by municipal bonds held individually by Mr. Rundell and was extended to us in order to service bonding and meet working capital needs.  We agreed to compensate Mr. Rundell at the rate of 2.5% per annum for any amounts borrowed under the line of credit.  At June 30, 2005, the amount of credit extended by Mr. Rundell to service the Company’s bond needs is $95,000.  Through June 30, 2005, we have received $330,000 under this line of credit to support working capital needs.  These arrangements were approved by our board of directors.

In exchange for a $1,000,000 cash investment, on August 5, 2004, we issued a convertible promissory note to BFS.  The original convertible promissory note was in the principal amount of $1,000,000, had an annual interest rate of 10% and was payable in monthly installments on the first day of each month.  The original convertible promissory note, plus interest, was due on August 5, 2009.  The convertible promissory note was convertible at the option of BFS into our common stock at a conversion price of $0.38 per share.  We had the right to call the convertible promissory note if the market price of our common stock rose above $0.60 per share for a period of 60 days.  This convertible promissory note was subsequently refinanced as a part of our placement of placement of $4,118,000 of subordinated 10% convertible promissory notes in November 2004.

In exchange for a cash investment of $200,000, on May 4, 2005, we issued a promissory note to Mr. Rundell.  The promissory note is in the original principal amount of $200,000 and has an annual interest rate of 8%.  The promissory note, plus interest, is due on November 11, 2007.  Interest is payable in monthly installments on the first day of each month.  As a part of this transaction, on May 4, 2005, we issued a stock  purchase warrant to Mr. Rundell entitling him to purchase 588,235 shares of our common stock for $0.38 per share.

In exchange for a cash investment of $525,000, on May 5, 2005, we issued a promissory note to each of Renn III, RUSGIT and BFS.  Each promissory notes is in the principal amount of $175,000 and has an annual interest rate of 8%.  The promissory notes, plus interest, are due on November 11, 2007.  Interest is payable in monthly installments on the first day of each month.  As a part of this transaction, on May 5, 2005, we issued a stock purchase warrant to each of Renn III, RUSGIT and BFS.  Each warrant entitles the holder to purchase 514,706 shares of our common stock for $0.38 per share.

In exchange for an aggregate of $500,000 cash investment received on October 13, 2005, we issued a convertible promissory note to each of BFS and RUSGIT.  Each of the convertible promissory notes is in the original principal amount of $250,000, has an annual interest rate of 8% and is payable in monthly installments on the first day of each month.  The convertible promissory notes, plus interest, are due on July 29, 2008.  The convertible promissory notes are convertible at the option of BFS and RUSGIT into shares of our common stock at a conversion price of $0.25 per share.  We have the right to call the convertible note if the market price of our common stock rises above $0.60 per share for a period of sixty days.  As a part of this transaction, on October 13, 2005, we issues a stock purchase warrant to each of BFS and RUSGIT.  Each warrant entitles the holder to purchase 350,000 shares of our common stock for $0.25 per share.

PRINCIPAL STOCKHOLDERS

The following table sets forth the number and percentage of outstanding shares of common stock and other classes of our equity securities entitled to vote on all matters submitted to a vote by holders of common stock, beneficially owned as of October 21, 2005 by (a) each director and named executive officer of the company, (b) all persons who are known by the company to be beneficial owners of 5% or more of the company’s outstanding common stock and (c) all officers and directors of the company as a group.  Unless otherwise noted, each of the persons listed below has sole voting and investment power with respect to the shares indicated as beneficially owned by such person.  The company’s common stock and Series D preferred stock are its only classes of voting securities.  All of the Series D preferred stock is convertible into shares of common stock at any time.  The holder of each share of Series D preferred stock is entitled to one vote for each share of common stock into which such share of Series D preferred stock could then be converted.  Presently, the holder of each share of Series D preferred stock is entitled to 25 votes.  For purposes of the beneficial ownership calculations below, the Series D preferred stock is included in this table on an “as converted” basis.

Name of Beneficial Owner	Number of Shares Beneficially Owned (1)	Percent of Class (1)
Renaissance Capital Growth & Income Fund III, Inc. (2)	28,295,951	32.8%
Renaissance US Growth Investment Trust PLC (3)	29,218,412	33.9%
BFS US Special Opportunities Trust PLC (4)	10,539,192	12.2%
Russell Cleveland (5)(6)(7)	68,157,425	79.0%
C. A. Rundell, Jr. (5)(6)(8)	6,984,269	8.1%
Mary Roland (5)(6)	5,000,000	5.8%
The Rosenbloom Trust (5)	5,000,000	5.8%
William D. Breedlove (5)(6)(9)	606,563	0.7%
Frank R. Marlow (5)(6)(10)	397,007	0.5%
Peter Beare (5)(6)(11)	375,000	0.4%
Robert M. Galecke (5)(6)(12)	338,162	0.4%
Richard B. Powell (5)(6)(13)	203,200	0.2%
G.M. “John” Ulibarri (5)(6)(14)	175,000	0.2%
Robert “Bob” Gardner (5)(6)	114,286	0.1%
All current directors and executive officers as a group (9 persons)	77,350,912	89.6%

_____________________

(1)

Pursuant to the rules of the Securities and Exchange Commission, shares of common stock which an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

(2)

Includes 19,648 shares of common stock issuable upon the exercise of outstanding options excercisable within 60 days; 1,114,706 shares of common stock issuable upon the exercise of warrants within 60 days; and 187,500 shares of common stock issuable upon the conversion of Series D preferred stock within 60 days.  The address for this company is 8080 N. Central Expressway, Suite 210, Dallas, TX 75206.

(3)

Includes 19,229 shares of common stock issuable upon the exercise of outstanding options excercisable within 60 days; 1,000.000 shares of common stock issuable upon the exercise of outstanding convertible promissory notes within 60 days; 764,706 shares of common stock issuable upon the exercise of warrants within 60 days; and 187,500 shares of common stock issuable upon the conversion of Series D preferred stock within 60 days.    The address for this company is 8080 N. Central Expressway, Suite 210, Dallas, TX 75206.

(4)

Includes 6,197,368 shares of common stock issuable upon the exercise of outstanding convertible promissory notes within 60 days and 864,706 shares of common stock issuable upon the exercise of warrants within 60 days.  The address for this company is 8080 N. Central Expressway, Suite 210, Dallas, TX 75206.

(5)

The address for this person is 8200 Springwood Drive, Suite 230, Irving, TX 75063.  The address for Mary Roland is 7911 Roswell Drive, Falls Church, Virginia 22043.  The address for the Rosenbloom Trust is 1326 Colvin Forest Drive, Vienna, Virginia 22182.

(6)

Mr. Rundell is a director, chairman of the board and chief executive officer of the company. Messrs. Beare, Breedlove, Cleveland, Marlow, and Galecke are directors of the company.  Mr. Beare became the president of the company effective October 22, 2004.  Ms. Roland is the spouse of Mr. Paul Roland, who became director of the company on September 5, 2003 and resigned effective July 26, 2005.  Mr. Ulibarri became the president and chief executive officer of Intelli-Site, Inc., effective January 1, 2004.  Mr. Powell is vice president, chief accounting officer and secretary of the company.   Mr. Gardner retained his position as President of DoorTek Corporation upon the company’s acquisition of DoorTek on December 15, 2004.

(7)

Includes 80,616 shares of common stock issuable upon the exercise of outstanding options excercisable within 60 days; 7,197,398 shares of common stock issuable upon the exercise of outstanding convertible promissory notes within 60 days; 2,044,118 shares of common stock issuable upon the exercise of warrants within 60 days; and 375,000 shares of common stock issuable upon the conversion of Series D preferred stock within 60 days.  The address for this person is 8080 N. Central Expressway, Suite 210, Dallas, TX 75206.

(8)

Includes 1,008,427 shares of common stock issuable upon the exercise of outstanding options exercisable within 60 days;  397,737 shares of common stock issuable upon the exercise of outstanding convertible promissory notes within 60 days; 1,334,073 shares of common stock issuable upon the exercise of warrants within 60 days; and 331,250 shares of common stock issuable upon the conversion of Series D preferred stock within 60 days.

(9)

Includes 184,872 shares of common stock issuable upon the exercise of outstanding options exercisable within 60 days and 45,677 shares of common stock issuable upon the exercise of warrants within 60 days.

(10)

Includes 182,296 shares of common stock issuable upon the exercise of outstanding options exercisable within 60 days and 31,250 shares of common stock issuable upon the conversion of Series D preferred stock within 60 days.

(11)

Includes 275,000 shares of common stock issuable upon the exercise of outstanding options exercisable within 60 days.

(12)

Includes 182,296 shares of common stock issuable upon the exercise of outstanding options exercisable within 60 days and 12,500 shares of common stock issuable upon the conversion of Series D preferred stock within 60 days.

(13)

Includes 203,200 shares of common stock issuable upon the exercise of outstanding options exercisable within 60 days.

(14)

Includes 175,000 shares of common stock issuable upon the exercise of outstanding options exercisable within 60 days.

DESCRIPTION OF SECURITIES

General

The following discussion summarizes our capital stock and describes certain provisions of our certificate of incorporation and bylaws.  The information in this section is a summary only and is qualified by reference to our certificate of incorporation and our bylaws, which have been filed as exhibits to this registration statement, of which this prospectus forms a part.  Our authorized capital stock consists of 150,000,000 shares of common stock, par value $.01 per share, and 750,000 shares of preferred stock, par value $.01 per share.  As of October 21, 2005, we had 86,286,402 shares of common stock and 100,750 shares of preferred stock issued and outstanding.

Common Stock

The holders of our common stock are entitled to dividends, if any, as our board of directors may declare from time to time from legally available funds, subject to the preferential rights of the holders of any shares of our preferred stock currently issued and outstanding or that we may issue in the future.  Except as otherwise required by law, the holders of our common stock are entitled to one vote per share on any matter to be voted upon by stockholders.  Our bylaws require that a majority of our issued and outstanding shares need be represented, in person or by proxy, to constitute a quorum and to transact business at a stockholders’ meeting.

Under the Delaware General Corporation Law, cumulative voting for directors will be denied unless such provision is specifically set forth in a corporation’s certificate of incorporation.  We have not included a provision in our certificate of incorporation providing for cumulative voting for the election of directors.  Accordingly, directors will be elected by a plurality of the shares voting once a quorum is present.  No holder of any shares of common stock has a preemptive right to subscribe for any of our securities, nor are any common shares subject to redemption or convertible into other securities.

Upon our voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding up of our affairs, the holders of our common stock are entitled to share, on a pro rata basis, all assets remaining after payment to creditors and subject to prior distribution rights, if any, on shares of preferred stock currently issued and outstanding or that we may issue in the future.  All of the outstanding shares of common stock are fully paid and non-assessable.

Common Stock Purchase Warrants

There are currently outstanding warrants to purchase an aggregate of 10,568,548 shares of common stock at exercise prices ranging from $0.20 to $1.00 per share.  We issued these warrants in connection with certain private placements of equity and convertible debentures and also in consideration for services rendered.  Additionally, in connection with our initial public offering in 1993, we issued warrants to purchase shares of our common stock.

Common Stock Options

There are currently outstanding options to purchase an aggregate of 6,620,748 shares of common stock, at exercise prices ranging from $0.125 to $2.375 per share.  Our 1993 Stock Option Plan provides for grants of options for up to 500,000 shares of common stock.  Under the plan, options must be granted with an exercise price not less than the fair market value on the date of issue.  Our 1997 Omnibus Stock Plan provides for the granting of up to 7,500,000 incentive stock options, non-statutory stock options, stock appreciation rights, awards of stock and stock purchase opportunities to its our directors, employees and consultants.  Under the 1997 Omnibus Stock Plan, incentive stock options may only be granted to our employees or directors.  Option exercise prices, in general, are equal to the market price at date of grant.  Shares under grant generally become exercisable over three years and expire after ten years.

Preferred Stock

Our certificate of incorporation and bylaws authorize the issuance of up to 750,000 shares of “blank check” preferred stock with such rights and preferences as our board of directors, without further shareholder approval, may determine from time to time.  Of these authorized preferred shares, we have designated:

•

9,500 shares as Series A $20 Convertible Preferred Stock,

•

40,000 shares as Series B $20 Convertible Preferred Stock,

•

12,500 as Series C $20 Convertible Preferred Stock,

•

150,000 shares as Series D $20 Convertible Preferred Stock,

•

150,000 shares as Series E $20 Convertible Preferred Stock,

•

80,000 shares as Series F Cumulative Convertible Preferred Stock, and

•

300,000 shares of Series G Cumulative Convertible Preferred Stock.

As of September 30, 2005, there were no shares of Series B, Series C, Series E, Series F or Series G preferred stock outstanding and we have no intention of issuing any shares of any of these classes of preferred stock now or in the future.  With respect to the Series B preferred stock and Series C preferred stock, we have filed certificates of elimination for each of such series and, as a result, these series no longer exist.  All preferred stock ranks senior to common stock as to payment of dividends and distributions of assets.

As of September 30, 2005, we had 9,500 shares of Series A preferred stock outstanding.  Holders of the Series A preferred stock are not entitled to receive any dividends, and have no voting rights unless otherwise required pursuant to Delaware law.  Each share of the Series A preferred stock may, at the company’s option, be converted into 20 shares of common stock at any time after (1) the closing bid price of the common stock is at least $2.00 for at least 20 trading days during any 30 trading day period, and (2) the shares of common stock to be received on conversion have been registered or otherwise qualified for sale under applicable securities laws.  The holders of the Series A preferred stock have the right to convert each share into 20 shares of common stock at any time.  Upon any liquidation, dissolution, or winding up of the company, the holders of the Series A preferred stock are entitled to receive $20 per share before the holders of common stock are entitled to receive any distribution.

As of September 30, 2005, we had 91,250 shares of Series D preferred stock outstanding.  Holders of the Series D preferred stock are entitled to receive dividends at the annual rate of 9% per share paid quarterly in cash.  Since June 30, 2001, the holders of the Series D preferred stock have been offered the option to receive the quarterly dividend in shares of our common stock.  The holders who elected this option have received restricted common stock based on a 25% discount from the market price on a 20 day average based on the 10 days before and the 10 days after the dividend due date.  The holders of the Series D preferred stock have voting rights of one vote for each share of common stock into which the preferred stock is convertible.  Beginning on November 15, 2004 we may redeem the Series D preferred stock upon not less than 30 days’ notice, in whole or in part, plus all accrued but unpaid dividends.  After notice and prior to the expiration of the 30-day notice period, holders of the Series D preferred stock will have the option to convert the Series D preferred stock into common stock prior to the redemption. Each share of the Series D preferred stock may, at the company’s option beginning on November 15, 2000, be converted into 25 shares of common stock at any time after (1) the closing bid price of the common stock exceeds $2.00 for at least 20 trading days during any 30 trading day period, and (2) the company has sustained positive earnings per share of common stock for the two previous quarters.  The holders of the Series D preferred stock have the right to convert each share into 25 shares of common stock at any time.  The holders of the Series D preferred stock are entitled to receive $20 per share before the holders of common stock are entitled to receive any distribution.

Anti-Takeover Provisions

A number of provisions of the Delaware General Corporation Law and our certificate of incorporation and bylaws may have the effect of discouraging, delaying or preventing takeovers or changes of control or management of our company.  For example, under our certificate of incorporation, our board of directors may issue preferred stock and set the voting rights, conversion rights, preferences, and other terms of the preferred stock.  Such a provision could be used by our board of directors to discourage takeover attempts not first approved by our board of directors, including takeovers which may be considered by some stockholders to be in their best interests.

Also, our certificate of incorporation and bylaws provide that whenever a vote of our stockholders is required or permitted to be taken to authorize or approve any action, such action may be taken without a stockholders’ meeting, without prior notice, and without a vote, only if a consent in writing, setting forth the action to be taken, is signed by all of the holders of our voting shares.  No action may be taken without a meeting unless such action is unanimously approved by our stockholders.

We are subject to Section 203 of the Delaware General Corporation Law, which we refer to as Section 203.  In general, Section 203 prevents a person who owns 15% or more of our outstanding voting stock, an “interested stockholder,” from engaging in some business combinations with us for three years following the time that that person becomes an interested stockholder unless one of the following occurs:

•

the board of directors either approves the business combination or the transaction in which the person became an interested stockholder before that person became an interested stockholder;

•

upon consummation of the transaction which resulted in the person becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding stock held by:



directors who are also officers of our company; and



employee stock plans that do not provide employees with the right to determine confidentiality whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

at or subsequent to the time that the transaction in which the person became an interested stockholder, the business combination is:

o

approved by the board of directors; and

o

authorized at a meeting of stockholders by the affirmative vote of the holders of at least two-thirds of our outstanding voting stock which is not owned by the interest stockholder.

For purposes of Section 203, the term “business combinations” includes mergers, consolidations, asset sales or other transactions that result in a financial benefit to the interested stockholder and transactions that would increase the interested stockholder’s proportionate share ownership of our company.

Under some circumstances, Section 203 makes it more difficult for an interested stockholder to effect various business combinations with us for a period of three years after the stockholder becomes an interested stockholder. Although our stockholders have the right to exclude us from the restrictions imposed by Section 203, they have not done so. Section 203 may encourage companies interested in acquiring us to negotiate in advance with the board of directors, because the requirement stated above regarding stockholder approval would be avoided if a majority of the directors approves, prior to the time the party became an interested stockholder, either the business combination or the transaction which results in the stockholder becoming an interested stockholder.

These types of provisions and restrictions could likely discourage or make more difficult a merger, tender offer, proxy contest or other takeover attempt, even if they might be favorable to the interests of our stockholders, and could potentially depress the market price of our common stock.

Limitation of Liability and Indemnification of Officers and Directors

Section 145 of the Delaware General Corporation Law provides, in summary, that directors and officers of Delaware corporations are entitled, under certain circumstances, to be indemnified against all expenses and liabilities (including attorneys’ fees) incurred by them as a result of suits brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful; provided that no indemnification may be made against expenses in respect of any claim, issue or matter as to which they shall have been adjudged to be liable to us, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, they are fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Any such indemnification may be made by us only as authorized in each specific case upon a determination by the stockholders, disinterested directors or independent legal counsel that indemnification is proper because the indemnitee has met the applicable standard of conduct.

Our certificate of incorporation and by-laws provide that we will indemnify our directors and officers to the fullest extent permitted by law and that no director shall be liable for monetary damages to us or our stockholders for any breach of fiduciary duty, except for liability:

•

for any breach of the director’s duty of loyalty to us or our stockholders,

•

for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law,

•

under Section 174 of the Delaware General Corporation Law, or

•

for any transaction from which the director derived an improper personal benefit.

Insofar as indemnification for the liabilities arising under Securities Act of 1933 may be permitted to our directors, officers or persons controlling our company pursuant to the provisions described above, we have been informed that in the opinion of SEC, such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

Transfer Agent

The name of our transfer agent is American Stock Transfer & Trust Company and its offices are located at 6201 15th Avenue, Brooklyn, NY 11219.

SELLING STOCKHOLDERS

This prospectus covers offers and sales of our common stock from time to time by each of the selling stockholders set forth below.  Each of the selling stockholders acquired, or will acquire upon the exercise or conversion of our debt or equity securities, their shares of common stock pursuant to a private placement by us of our equity securities, warrants or convertible promissory notes.  Each of the selling stockholders currently holds or has the right to acquire one or more of the following:

•

shares of our common stock,

•

shares of our common stock issuable upon the conversion of convertible promissory notes,

•

shares of our common stock issuable upon the conversion of our Series A preferred stock or Series D preferred stock, and

•

shares of our common stock issuable upon the exercise of warrants.

Pursuant to Rule 416 under the Securities Act of 1933, the selling stockholders may also offer and sell shares of common stock issued as a result of, among other events, stock splits, stock dividends and similar events which result in such selling stockholder holding additional shares of common stock or having the right to receive additional shares of common stock.

Shares of Common Stock Issuable Upon the Conversion of Convertible Promissory Notes

10% Convertible Promissory Note Financing

On November 30, 2004, we entered into a loan agreement with several purchasers of our subordinated 10% convertible promissory notes.  Pursuant to the terms of the loan agreement, we were authorized to sell an aggregate principal amount of up to $6,000,000 in convertible promissory notes.  The loan agreement contains various representations, warranties and covenants of the parties customary for such a transaction.  We have agreed to indemnify the purchasers of the notes against various liabilities, including certain liabilities that may arise under the Securities Act of 1933.

Each note that we sold:

•

is subordinated to certain of other of our indebtedness;

•

is due and payable on November 30, 2009;

•

provides interest to the holder of the note at a rate of 10% per annum; and

•

is convertible into our common stock at the conversion rate of $0.38 per share of common stock.

On December 15, 2004, pursuant to the terms of the loan agreement, we completed the private placement of an aggregate principal amount of $4,118,000 of convertible promissory notes to 40 accredited investors.  Since each note is convertible into the shares of our common stock at the conversion rate of $0.38 per share, in the aggregate, the notes are convertible into a total of 10,836,842 shares of our common stock.

Pursuant to the terms of a registration rights agreement, dated November 30, 2004, that we entered into with each of the purchasers of the notes, we agreed to register the shares common stock that may be issued to such purchaser upon the conversion of the notes.  This prospectus covers each of the shares of common stock that may issued upon conversion of the notes.

Pursuant to the registration rights agreement, subject to certain exceptions, if we fail to timely meet certain of our obligations under the registration rights agreement, then, in addition to any other rights the holders of the notes may have pursuant to the registration rights agreement or under applicable law:

▪

on each date when we have failed to timely perform our obligations, we will have to pay to each holder an amount in cash, as partial liquidated damages, equal to 1.0% of the aggregate purchase price paid by such holder under the loan agreement for any registrable securities then held by such holder; and

▪

on each monthly anniversary of each event date (if the applicable event has not been cured by such date) until the applicable event is cured, we will pay to each holder an amount in cash, as partial liquidated damages, equal to 1.0% of the aggregate purchase price paid by such holder pursuant to the loan agreement for any registrable securities then held by such holder.

Our sales of the notes described above and our issuance of the shares of common stock issuable upon the conversion of such notes were (and will be upon conversion) exempt from the registration requirements of Section 5 of the Securities Act of 1933 pursuant to Section 4(2) of the Securities Act of 1933, and pursuant to Rule 506 of Regulation D of the Securities Act of 1933.  A Rule 506 exemption was available (and will be available) for these sales because we sold notes and issued common stock only to accredited investors; we did not solicit or advertise the sales; a restrictive legend was placed on each certificate issued describing the restrictions against resale; and a Form D was filed with the SEC and in each state where the purchasers of the notes reside.  In connection with this transaction, we agreed to pay to the finder, Roth Capital Group, a convertible promissory note in the principal amount of $168,000 and warrants exercisable at $0.38 per share, to purchase 276,316 shares of common stock, which are covered by this prospectus.

Credit Facility with Laurus Master Fund

On July 29, 2005, we entered into, and, on August 3, 2005, closed a financing transaction with Laurus Master Fund, Ltd. to obtain a $3,000,000 credit facility.  The financing was completed pursuant to a security agreement among us, B&B ARMR Corporation, Intelli-Site, Inc., DoorTek Corporation and Laurus.  Under the Security Agreement, we issued to Laurus a $1,000,000 secured convertible minimum borrowing note and a $3,000,000 secured revolving note.  The amount of funds available for borrowing under the credit facility is based upon our and our subsidiaries’ eligible inventory and accounts receivable, with an advance rate equal to:

▪

30% of eligible inventory, up to $1,000,000; plus

▪

90% of eligible accounts receivable.

On August 3, 2005, we made initial borrowings of $1,836,000 under the credit facility.

The notes mature on July 29, 2008 and carry an interest rate of prime plus one and one half percent, subject to potential downward adjustment based upon the future trading price of our common stock.  Laurus may convert all or a portion of the notes, including accrued interest, into shares of our common stock at a conversion price of $0.25 per share, subject to anti-dilution adjustments.  The conversion price of the notes will be adjusted upon certain events, including:

▪

any recapitalization, reorganization or reclassification involving our common stock;

▪

any stock split, combination or dividend payable in shares of our common stock;

▪

any merger, consolidation or sale of substantially all of our assets; and

▪

any issuance of shares of our common stock, or securities convertible into our common stock, at a consideration per share less than the current conversion price.

The convertible minimum borrowing note is structured as a term note, and the revolving note is structured as a revolving balance note. If the outstanding balance under the minimum borrowing note falls below $1,000,000 due to conversions, a portion of the amounts due under the revolving note will be transferred to a new minimum borrowing note, so that, at any given time, the aggregate outstanding balance under all outstanding minimum borrowing notes during the term of the credit facility remains equal to $1,000,000.  However, no transfers of outstanding amounts under the revolving note may be made in an amount that would reduce the outstanding principal amount of the revolving note to less than $500,000.

Amounts outstanding under the revolving note will also vary as funds are borrowed and repaid from time to time during the term.  The security agreement requires us to maintain a lock box account to receive payments of our accounts receivable, and all funds transmitted to the lock box account will be applied to amounts outstanding under the revolving note.

If we prepay any minimum borrowing note prior to July 29, 2008, we must also pay a prepayment premium of 30% of all amounts due under the credit facility.  Because the revolving note contemplates multiple repayments and reborrowings during the term of the credit facility, there is no minimum amount that is required to be outstanding under the revolving note and there is no prepayment penalty associated with the revolving note.

If we desire to terminate the credit facility before July 29, 2008, we must pay Laurus a fee of:

▪

$150,000, if the termination occurs before July 29, 2006;

▪

$120,000, if the termination occurs on or after July 29, 2006 and before July 29, 2007; or

▪

$90,000, if the termination occurs on or after July 29, 2007 and before July 29, 2008.

As part of the financing, we issued to Laurus a warrant to purchase 1,723,077 shares of our common stock. The warrant has an exercise price of $0.325 per share for the first 923,077 shares of common stock and $0.375 per share for the remaining 800,000 shares of common stock, and expires on July 29, 2012.

Our obligations to Laurus under the credit facility are secured by substantially all of our assets, including our ownership in interest in our wholly-owned subsidiaries, and the assets of our subsidiaries.

In connection with the credit facility, we entered into a registration rights agreement with Laurus,  pursuant to which we agreed to file registration statements with the Securities and Exchange Commission to register for resale the shares of common stock issuable upon the conversion of the minimum borrowing notes and the shares of common stock issuable upon exercise of the warrant.  We have no obligation to file a registration statement with respect to the resale of the shares of common stock issuable upon conversion of the revolving note.  This prospectus covers each of the shares of common stock that may issued to Laurus upon conversion of the initial minimum borrowing note and upon exercise of the warrant.

We are obligated to have the registration statement declared effective on or before November 1, 2005, subject to an extension period of an additional 30 days upon the occurrence of certain events.   We will be obligated to file additional registration statements each time that the aggregate outstanding balance under any particular series of new minimum borrowing notes equals $1,000,000 and a new minimum borrowing note is issued.  We are obligated to file each additional registration statement on or prior to thirty days after any new minimum borrowing note has been issued, and to have such registration statement declared effective on or prior to forty-five days after the date the registration statement is filed with the SEC, subject to an extension period of an additional 45 days upon the occurrence of certain events.  If:

▪

we fail to file a registration statement with the SEC by the required date;

▪

we fail to have a registration statement declared effective by the required date;

▪

a registration statement, after it is declared effective, ceases to be effective for more than 20 consecutive calendar days or more than 30 days in the aggregate during a year; or

▪

our common stock is not listed or quoted or is suspended from trading on any trading market for three consecutive trading days, and the suspension is not lifted within 30 days or our common stock is not listed on another trading market, then we are required to pay Laurus a daily cash fee equal to 1/30th of 1.5% of the original principal amount of the minimum borrowing note until the event that triggered the payment is cured, plus interest on such fee at a rate of 1.5% per month.

The registration rights agreement contains other covenants and indemnification provisions that are typical for registration rights agreements entered into by public companies in connection with similar credit facilities.

Our sales of the notes and warrant to Laurus Master Fund, Ltd. and our issuance of the shares of common stock issuable upon the conversion of the notes and upon exercise of the warrant were (and will be upon conversion or exercise) exempt from the registration requirements of Section 5 of the Securities Act of 1933 pursuant to Section 4(2) of the Securities Act of 1933, and pursuant to Rule 506 of Regulation D of the Securities Act of 1933.  A Rule 506 exemption was available for these sales because we sold notes and issued warrants only to accredited investors; we did not solicit or advertise the sales; a restrictive legend was placed on the notes and warrants describing the restrictions against resale; and a Form D was filed with the SEC and in the state of New York, the state in which Laurus’ principal offices are located.

Additional Registration Rights

On several occasions during the last six years, we have issued and sold to various purchasers:

•

shares of our common stock,

•

shares of our common stock issuable upon the conversion of convertible promissory notes,

•

shares of our common stock issuable upon the conversion of our Series A Preferred Stock or Series D Preferred Stock, and

•

shares of our common stock issuable upon the exercise of warrants.

Each of such sales were exempt from the registration requirements of Section 5 of the Securities Act of 1933 pursuant to Section 4(2) of the Securities Act, and pursuant to Rule 506 of Regulation D of the Securities Act of 1933.  A Rule 506 exemption was available for these sales because we sold or issued such securities only to accredited investors; we did not solicit or advertise the sales; a restrictive legend was placed on each certificate or instrument issued describing the restrictions against resale; and a Form D was filed with the SEC and in each state where the purchasers of such securities reside.  In connection with certain of these sales and issuances of our securities, we agreed to register such the shares of common stock that we sold, the shares of common stock that may be issued upon the conversion of convertible promissory notes or preferred securities that we sold or the shares of common stock that may be issued upon the exercise of the warrants that we sold.  We agreed to register such shares of common stock pursuant to the terms and provisions of the registration rights agreements set forth below.

•

Registration Rights Agreement, dated as of February 22, 1999, among the Company and Renaissance Capital Growth & Income Fund III, Inc. and Renaissance US Growth Investment Trust PLC.

•

Registration Rights Agreement, dated as of October 20, 2000, among the Company and Renaissance Capital Growth & Income Fund III, Inc. and Renaissance US Growth Investment Trust PLC.

•

Registration Rights Agreement, dated as of September 27, 2001, among the Company and Renaissance Capital Growth & Income Fund III, Inc. and Renaissance US Growth Investment Trust PLC.

•

Registration Rights Agreement, dated as of November 9, 2001, among the Company and C.A. Rundell, Jr.

•

Registration Rights Agreement, dated as of March 11, 2003, among the Company and BFS US  Special  Opportunities Trust PLC a public limited  company  registered  in England and Wales.

•

Registration Rights Agreement, dated as of September 5, 2003, among the Company, Mary Roland and Ann Rosenbloom.

•

Registration Rights provided to holders of the Company’s Series A Preferred Stock, as set forth in the Certificate of Designation, Preferences and Rights of Series A $20 Convertible Preferred Stock.

This prospectus covers each of the shares of common stock that we have sold and each of the shares of common stock that may issued to a holder of warrants, a purchaser of our promissory notes or a purchaser of our preferred securities upon the conversion or exercise of the warrants, promissory notes or preferred securities, respectively.

Selling Stockholders Table

The following table sets forth:

•

the name of each selling stockholder;

•

the number or shares of common stock beneficially owned by each selling stockholder as of the date of this prospectus, giving effect to the conversion of the selling stockholders’ convertible securities and exercise of warrants into shares of common stock;

•

the number of shares of common stock being offered by each selling stockholder;

•

the number of shares of common stock represented by convertible promissory notes;

•

the number of shares of common stock represented by preferred stock;

•

the number of shares of common stock represented by exercisable warrants;

•

the number of shares of common stock to be owned by the selling stockholder after the offering; and

•

the percent of the class of common stock to be owned after the offering.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities and includes any securities which the person has the right to acquire within 60 days of the date of this prospectus through the conversion or exercise of options, warrants, promissory notes and any other security or other right.  Solely for purposes of the selling stockholder table below, we have disregarded the restriction described above and determined beneficial ownership based on the rules of the SEC.  The information below is as of October 21, 2005 and has been furnished by the respective selling stockholders.

The table below was prepared based on information supplied to us by the selling stockholders.  We may amend or supplement this prospectus from time to time to update the disclosure set forth in the table.  Because the selling stockholders identified in the table may sell some or all of the shares owned by them which are included in this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, no estimate can be given as to the number of shares available for resale hereby that will be held by the selling stockholders upon termination of the offering made hereby.  We have therefore assumed, for the purposes of the following table, that the selling stockholders will sell all of the shares owned by them that are being offered hereby.  None of the selling stockholders has held any position or office or had any material relationship with us or any of our affiliates in the last three years, other than as described in this prospectus.

Selling Stockholder	Shares Beneficially Owned Before the Offering	Shares Offered Pursuant to this Prospectus	Shares Offered from Exercise of Warrants Pursuant to this Prospectus	Shares Offered from Conversion of Promissory Notes Pursuant to this Prospectus	Shares Offered from Conversion of Preferred Stock Pursuant to this Prospectus	Shares Beneficially Owned After Offering	Percent of Common Stock Owned After Offering

Renaissance US Growth & Income Trust, III	27,631,591	27,611,943	250,000		187,500	27,631,591	24.26%
Renaissance US Growth Investment Trust PLC	27,204,166	27,184,937	250,000		187,500	27,204,166	23.97%
BFS US Special Opportunities Trust PLC	8,225,460	8,225,460		5,197,368		8,225,460	8.70%
C.A. Rundell, Jr.	5,893,163	3,469,190	745,838	394,736	81,250	5,893,163	6.39%
Mary Roland	5,000,000	5,000,000				5,000,000	5.48%
Rosenbloom Trust	5,000,000	5,000,000				5,000,000	5.48%
Laurus Master Fund, Ltd.(1)	4,531,829	5,723,077	1,723,077	4,000,000		4,531,829	4.99%
The Rundell Foundation	3,120,564	1,560,282			250,000	3,120,564	3.49%
Lagunitas Partners, LP	921,052	921,052		921,052		921,052	1.06%

Roth Capital Partners	718,421	718,421	276,316	442,105		718,421	*
Cordillera Fund, LP	526,315	526,315		526,315		526,315	*
Katharine Bard Dickson & Mark A. Dickson, Joint Tenants	394,736	394,736		394,736		394,736	*
Ralph A. Bard, Sr. Trust	315,789	315,789		315,789		315,789	*
Leonard M. Herman Trust	263,157	263,157		263,157		263,157	*
Dale F. Snavely	263,157	263,157		263,157		263,157	*
Gruber & McBaine International	263,157	263,157		263,157		263,157	*
Jon D. and Linda W. Gruber	263,157	263,157		263,157		263,157	*
The Rundell Family Limited Partnership	500,000	250,000				500,000	*
Bourquin Family Trust	210,526	210,526		210,526		210,526	*
Philip J. Hempleman	160,000	160,000			160,000	160,000	*
Ralph A. L. Bogan, Jr. Trust	157,894	157,894		157,894		157,894	*
Sidney N. Herman	157,894	157,894		157,894		157,894	*
Susan W. McMillan Trust	157,894	157,894		157,894		157,894	*
Anne R. Brown Irrevocable Trust	131,578	131,578		131,578		131,578	*
Timothy B. Johnson	131,578	131,578		131,578		131,578	*
Gary R. Fairhead	131,578	131,578		131,578		131,578	*
J. Patterson McBaine	131,578	131,578		131,578		131,578	*
John Bard Manulis	105,263	105,263		105,263		105,263	*
Anne H. Ross	105,263	105,263		105,263		105,263	*
Robert S. Steinbaum	105,263	105,263		105,263		105,263	*
Laurie Manulis Harmon Trust of 1996	105,263	105,263		105,263		105,263	*
Carol Clark Coolidge 1997 Trust	78,947	78,947		78,947		78,947	*
William G. Escamilla	78,947	78,947		78,947		78,947	*
Suzanne R. Davis	78,947	78,947		78,947		78,947	*
Laura K. Reibling Trust	78,947	78,947		78,947		78,947	*
Balie M. Ross	78,947	78,947		78,947		78,947	*
M. Edward Sellers and Suzan D. Boyd, Joint Tenants	78,947	78,947		78,947		78,947	*
Timothy B. Johnson C/F Alexis B. Johnson	78,947	78,947		78,947		78,947	*
Henry J. Underwood	78,947	78,947		78,947		78,947	*
Joseph H. Ballway, Jr.	78,947	78,947		78,947		78,947	*
Joanne G. Bloom	78,947	78,947		78,947		78,947	*
Leland D. Boddy	78,947	78,947		78,947		78,947	*
Henry O. Flynn	78,947	78,947		78,947		78,947	*
Henry J. Underwood	65,789	65,789		65,789		65,789	*
Patrick T. Underwood	65,789	65,789		65,789		65,789	*

Henry J. Underwood C/F Lucy H. Underwood	65,789	65,789		65,789		65,789	*
Bard Micro-Cap Value Fund, L.P.	65,789	65,789		65,789		65,789	*
Renaissance Capital Group, Inc.	44,634	44,634				44,634	*
Wayne Hamersly	20,000	20,000			20,000	20,000	*
Donald A. Dole	10,000	10,000			10,000	10,000	*
Total	94,112,440	91,030,556	3,245,231	16,086,821	896,250	94,112,440

*

Designates less than 1%.

(1)

Laurus Master Fund, Ltd. has contractually agreed that it will not convert notes or exercise its warrant to the extent that such conversion or exercise would result in Laurus Master Fund, Ltd. beneficially owning more than 4.99% of our outstanding shares of common stock at the time of such conversion or exercise.

PLAN OF DISTRIBUTION

The selling stockholders and any of their pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions.  These sales may be at fixed or negotiated prices.  The selling stockholders may use any one or more of the following methods when selling shares:

•

ordinary brokerage transactions and transactions in which the broker-dealer solicits investors;

•

block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•

purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•

an exchange distribution in accordance with the rules of the applicable exchange;

•

privately negotiated transactions;

•

to cover short sales made after the date that this registration statement is declared effective by the SEC;

•

broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•

a combination of any such methods of sale; and

•

any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act of 1933, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated.  The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

Upon our receiving notification in writing by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act of 1933, disclosing (i) the name of each such selling stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the shares of common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction.  In addition, upon our receiving notification in writing by a selling stockholder that a donee or pledgee intends to sell more than 500 shares of common stock, a supplement to this prospectus will be filed if then required in accordance with applicable securities law.

The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.  Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of shares will be paid by the selling stockholder and/or the purchasers.  Each selling stockholder has represented and warranted to us that it acquired the shares subject to this registration statement in the ordinary course of such selling stockholder’s business and, at the time of its purchase of such securities such selling stockholder had no agreements or understandings, directly or indirectly, with any person to distribute any such shares of common stock.

We have advised each selling stockholder that it may not use shares registered under this registration statement to cover short sales of common stock made prior to the date on which this registration statement shall have been declared effective by the SEC.  If a selling stockholder uses this prospectus for any sale of the common stock, it will be subject to the prospectus delivery requirements of the Securities Act of 1933.  The selling stockholders will be responsible to comply with the applicable provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934, and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable to such selling stockholders in connection with resales of their respective shares under this registration statement.

We are required to pay all fees and expenses incident to the registration of the shares, but we will not receive any proceeds from the sale of the common stock.  We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act of 1933.

SHARES ELIGIBLE FOR FUTURE SALE

Sales of substantial amounts of common stock (including shares issued upon the exercise of outstanding warrants and options) in the public market after this offering could cause the market price of our common stock to decline.  Those sales also might make it more difficult for us to sell equity-related securities in the future or might reduce the price at which we could sell any equity-related securities.

At the date of this prospectus, we have outstanding approximately 86,286,402 shares of common stock.  Of the shares of common stock outstanding at the date of this prospectus, a large majority of such shares will be freely tradable without restriction or further registration under the Securities Act of 1933, except that any shares held by our “affiliates,” as that term is defined in Rule 144 under the Securities Act of 1933, generally may be sold only in compliance with the limitations of Rule 144 described below.  Except as set forth below, a much smaller portion of our outstanding shares of common stock will be “restricted” securities as that term is defined in Rule 144.  The “restricted” securities may not be resold unless they are registered under the Securities Act of 1933 or are sold pursuant to an available exemption from registration, including Rule 144 under the Securities Act.  The restricted shares will be eligible for resale at various times upon the expiration of applicable holding periods.  Restricted securities may be sold in the public market only if they qualify for an exemption from registration under Rule 144, including Rule 144(k), or Rule 701 under the Securities Act of 1933.  In addition, up to 20,228,302 shares covered by this prospectus, when issued, will be freely tradable upon the effectiveness of the Registration Statement of which this prospectus forms a part, and up to 91,030,556 shares, including 70,802,254 shares that are currently outstanding, will be freely tradable upon the effectiveness of the Registration Statement.

Rule 144

In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of our common stock for at least one year is entitled to sell within any three-month period a number of shares that does not exceed the greater of:

•

1% of the number of shares of common stock then outstanding, which is approximately 862,864 shares at the time of this prospectus, or

•

the average weekly trading volume of our common stock during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.

Sales under Rule 144 are also subject to manner of sale provisions, notice requirements and to the availability of current public information about us.

Rule 144(k)

Under Rule 144(k), a person who is not one of our affiliates at any time during the three months preceding a sale and who has beneficially owned the shares proposed to be sold for at least two years is entitled to sell the shares under Rule 144(k) without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

On January 12, 2005, Grant Thornton LLP notified us that it would decline to stand for re-election as our independent registered public accounting firm.  On February 16, 2005, after filing our Form 10-QSB for the quarter ended December 31, 2004 with the SEC, Grant Thornton’s resignation became effective.

Grant Thornton performed audits of our consolidated financial statements for the fiscal years ended June 30, 2004 and 2003.  Grant Thornton’s reports did not contain an adverse opinion or disclaimer of opinion, but were modified to include an explanatory paragraph related to uncertainties about our ability to continue as a going concern.

During  the  fiscal  years  ended  June 30,  2004 and 2003, and through February 16, 2005, the effective date of Grant Thornton’s resignation, (i) there were no disagreements with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement(s), if not resolved to Grant Thornton’s satisfaction, would have caused Grant Thornton to make reference to the subject matter of the disagreement(s) in connection with its reports for such years, and (ii) there were no “reportable events” as such term is defined in Item 304(a)(1)(v) of Regulation S-K.  However, as reported in our Form 10-KSB for the fiscal year ended June 30, 2004, Grant Thornton communicated to our audit committee a reportable condition regarding our system of internal controls.  They noted a reportable condition with respect to the inadequacy of staffing levels in our financial reporting function that could result in our inability to meet financial reporting objectives.  We and the audit committee have taken the steps necessary to correct this identified reportable condition.

On February 18, 2005, our audit committee approved and recommended, and our board of directors unanimously ratified, the appointment of Weaver and Tidwell, L.L.P. as our independent auditor commencing with work to be performed in relation to our quarter ended March 31, 2005.  Weaver and Tidwell, L.L.P. accepted the appointment as our independent auditor effective March 18, 2005.  During the two years prior to such appointment, we did not consult with Weaver and Tidwell, L.L.P. on any matters.

EXPERTS

Our consolidated financial statements as of June 30, 2005 and 2004, and for the fiscal years then ended, included in this prospectus and elsewhere in the registration statement of which this prospectus forms a part, have been audited by Weaver and Tidwell, LLP, independent registered public accountants, and Grant Thornton LLP, independent registered public accounting firm, respectively, and are included herein in reliance upon the authority of said firms as experts in accounting and auditing.

LEGAL MATTERS

Our legal counsel, Haynes and Boone, LLP, will pass upon the validity of the common stock being offered by this prospectus and will provide counsel with respect to other legal matters concerning the registration and offering of the common stock.

ADDITIONAL INFORMATION

We have filed a registration statement on Form SB-2 with the SEC.  This prospectus, which forms a part of that registration statement, does not contain all of the information included in the registration statement and the exhibits and schedules thereto as permitted by the rules and regulations of the SEC.  For further information with respect to us and the shares of our common stock offered hereby, please refer to the registration statement, including its exhibits and schedules.  Statements contained in this prospectus as to the contents of any contract or other document referred to herein are not necessarily complete and, where the contract or other document is an exhibit to the registration statement, each such statement is qualified in all respects by the provisions of such exhibit, to which reference is hereby made.

We file annual, quarterly and current reports and other information with the SEC.  You may read and review a copy of any document we file at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room.  Our SEC filings are also available to the public from the SEC’s web site at www.sec.gov.

If you would like a copy of this registration statement, our annual report including audited financial statements or any of our other SEC filings, please submit your request to Integrated Security Systems, Inc., 8200 Springwood Drive, Suite 230, Irving, Texas 75063, or call (972) 444-8280.

INDEX TO FINANCIAL STATEMENTS

Page

Reports of Independent Registered Public Accounting Firms

F-1

Consolidated Balance Sheets as at June 30, 2005 and 2004

F-3

Consolidated Statements of Operations for the years ended

June 30, 2005 and 2004

F-4

Consolidated Statements of Stockholders’ Equity (Deficit)

for the years ended June 30, 2005 and 2004

F-5

Consolidated Statements of Cash Flows for the years ended

 June 30, 2005 and 2004

F-6

Notes to Consolidated Financial Statements

F-7

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and

Stockholders of Integrated Security Systems, Inc.

We have audited the accompanying consolidated balance sheet of Integrated Security Systems, Inc. as of June 30, 2005, and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for the year then ended.  These consolidated financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Integrated Security Systems, Inc. as of June 30, 2005, and the consolidated results of their operations and their consolidated cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 3 to the financial statements, the Company suffered significant losses from operations.  These matters raise substantial doubt about the Company’s ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ WEAVER AND TIDWELL, L.L.P.

Dallas, Texas

October 12, 2005

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and

Stockholders of Integrated Security Systems, Inc.

We have audited the accompanying consolidated balance sheet of Integrated Security Systems, Inc. as of June 30, 2004, and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for the year then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Integrated Security Systems, Inc. as of June 30, 2004, and the consolidated results of its operations and its consolidated cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 3 to the financial statements, in fiscal 2004, the Company suffered significant losses from operations.  These matters raise substantial doubt about the Company’s ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ GRANT THORNTON LLP

Dallas, Texas

September 24, 2004

INTEGRATED SECURITY SYSTEMS, INC.

CONSOLIDATED BALANCE SHEETS

	June 30,
	2005	2004
ASSETS
Current assets:
Cash and cash equivalents	$305,495	$172,688
Accounts receivable, net of allowance for doubtful accounts of $127,197 and $109,527, respectively	2,859,083	1,904,285
Inventories, net of reserves	688,029	1,272,532
Other current assets	194,987	75,020
Total current assets	4,047,594	3,424,525

Property and equipment, net	696,939	681,168
Goodwill	3,872,676	3,547,162
Other assets	533,120	59,956
Total assets	$9,150,329	$7,712,811

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current liabilities:
Accounts payable – trade	$2,262,740	$2,029,963
Accrued liabilities	1,157,674	708,610
Demand note payable	1,160,867	--
Current portion of long-term debt	627,664	1,845,949
Total current liabilities	5,208,945	4,584,522

Long-term debt	7,479,323	2,956,341

Minority interest	3,208	--

Stockholders’ equity (deficit):
Convertible preferred stock, $.01 par value, 750,000 shares authorized; 100,750 issued and outstanding (liquidation value of $2,015,000)	1,008	1,008
Common stock, $.01 par value, 150,000,000 shares authorized; 86,271,402 and 84,298,984 shares, respectively, issued	862,714	842,990
Additional paid in capital	32,842,075	31,627,086
Accumulated deficit	(37,128,194)	(32,180,386)
Treasury stock, at cost – 50,000 common shares	(118,750)	(118,750)
Total stockholders’ equity (deficit)	(3,541,147)	171,948
Total liabilities and stockholders’ equity	$9,150,329	$7,712,811

The accompanying notes are an integral part of the consolidated financial statements.

INTEGRATED SECURITY SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Years Ended June 30,
	2005	2004
Sales	$13,478,654	$9,827,461
Cost of sales	10,944,248	7,235,553
Gross margin	2,534,406	2,591,908

Operating expenses:
Selling, general and administrative	6,046,581	4,178,653
Research and product development	491,478	653,591
	6,538,059	4,832,244

Loss from operations	(4,003,653)	(2,240,336)

Other income (expense):
Interest expense	(941,297)	(1,431,126)

Loss before minority interest	(4,944,950)	(3,671,462)

Minority interest	(2,858)	--

Net loss	(4,947,808)	(3,671,462)

Preferred dividend requirement	(164,250)	(164,250)

Net loss allocable to common stockholders	$(5,112,058)	$(3,835,712)

Weighted average common shares outstanding	85,081,976	64,340,010

Basic and diluted loss per share	$(0.06)	$(0.06)

The accompanying notes are an integral part of the consolidated financial statements.

INTEGRATED SECURITY SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

	Convertible Preferred Stock		Common Stock		Additional Paid In Capital
	Shares	Amount	Shares	Amount		Accumulated Deficit		Treasury Stock	Total
Balance at July 1, 2003	161,345	$1,613	12,881,110	$128,811	$18,434,858		$(27,363,393)	$(118,750)	$(8,916,881)

Preferred stock conversion	(60,595)	(605)	45,049,751	450,497	7,045,161				7,495,053
Preferred stock dividend conversion			5,219,149	52,192	991,639		(1,043,831)		--
Common stock issuance			760,812	7,608	226,815				234,423
Warrant exercise			9,250,000	92,500	1,757,500				1,850,000
Stock option exercise			509,000	5,090	81,475				86,565
Preferred stock dividends			629,162	6,292	95,408		(101,700)		--
Debt discount					244,250				244,250
Purchase of business			10,000,000	100,000	2,750,000				2,850,000
Net loss							(3,671,462)		(3,671,462)
Balance at June 30, 2004	100,750	$1,008	84,298,984	$842,990	$31,627,086	$	$(32,180,386)	$(118,750)	$171,948

Common stock issuance			1,592,816	15,928	454,708				470,636
Warrant issuance					65,404				65,404
Warrant exercise			1,030	10	(10)				--
Stock option exercise			150,000	1,500	17,250				18,750
Debt discount					593,066				593,066
Purchase of business			228,572	2,286	84,571				86,857
Net loss							(4,947,808)		(4,947,808)
Balance at June 30, 2005	100,750	$1,008	86,271,402	$862,714	$32,842,075	$	$(37,128,194)	$(118,750)	$(3,541,147)

The accompanying notes are an integral part of the consolidated financial statements.

INTEGRATED SECURITY SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended June 30,
	2005	2004
Cash flows from operating activities:
Net loss	$(4,947,808)	$(3,671,462)
Adjustments to reconcile net loss to net cash
used in operating activities:
Depreciation	195,283	166,308
Amortization	76,941	--
Provision for bad debt	42,249	61,726
Provision for warranty reserve	572,500	185,270
Provision for inventory reserve	632,821	163,333
Amortization of debt discount and beneficial conversion feature	--	911,802
Expenses paid with stock	470,636	234,423
Minority interest	2,858	--
Changes in operating assets and liabilities, net of effects of acquisition:
Accounts receivable	(856,047)	(543,204)
Inventories	75,682	(457,189)
Other assets	(565,131)	(30,794)
Accounts payable – trade	173,193	1,086,418
Accrued liabilities	(353,100)	(548,700)
Net cash used in operating activities	(4,479,923)	(2,442,069)

Cash flows from investing activities:
Purchase of property and equipment	(211,058)	(266,626)
Purchase of business, net of cash acquired	(184,993)	(632,224)
Net cash used in investing activities	(396,051)	(898,850)

Cash flows from financing activities:
Employee stock option exercise	18,750	86,565
Warrant exercise	--	1,850,000
Payments of debt	(507,256)	(938,153)
Proceeds from debt	5,497,287	2,338,117
Net cash provided by financing activities	5,008,781	3,336,529

Increase (decrease) in cash and cash equivalents	132,807	(4,390)
Cash and cash equivalents at beginning of year	172,688	177,078
Cash and cash equivalents at end of year	$305,495	$172,688

Supplemental disclosure:
Noncash activities
Issuance of common stock in payment of preferred stock dividends	$--	$101,700

The accompanying notes are an integral part of the consolidated financial statements.

INTEGRATED SECURITY SYSTEMS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.

ORGANIZATION AND DESCRIPTION OF BUSINESS

Integrated Security Systems, Inc. was formed in December 1991. The Company has three wholly-owned subsidiaries: B&B ARMR Corporation, an anti-terrorist crash barrier and gate engineering and distribution company; Intelli-Site, Inc., a developer and retail seller of PC-based control systems which integrate discrete security devices; and DoorTek Corporation, a manufacturer of access control systems and other physical security systems products.  The Company also has a joint venture interest in B&B Roadway, LLC, a distributor of products relating to the road and bridge industry.  The Company’s wholly-owned subsidiaries have domestic and international installations and customers.

2.

SIGNIFICANT ACCOUNTING POLICIES

Consolidation

The consolidated financial statements include the Company and its subsidiaries: B&B ARMR Corporation, Intelli-Site, Inc. and DoorTek Corporation, as well as the Company’s joint venture partner, B&B Roadway, LLC.  All significant intercompany transactions and balances have been eliminated.

Cash and Cash Equivalents

Cash and cash equivalents are comprised of highly-liquid instruments with original maturities of three months or less.

Accounts Receivable

The majority of the Company's accounts receivable are due from companies in the anti-terrorist crash barrier, perimeter security and road and bridge industries.  Credit is extended based on evaluation of a customers' financial condition and credit history and, generally, collateral is not required.  Accounts receivable are due within 30 days and are stated at amounts due from customers net of an allowance for doubtful accounts.  Accounts outstanding longer than the contractual payment terms are considered past due.  The Company determines its allowance by considering a number of factors, including the length of time trade accounts receivable are past due, the Company’s previous loss history, the customer’s current ability to pay its obligation to the Company, and the condition of the general economy and the industry as a whole.  The Company writes-off accounts receivable when they become uncollectible, and payments subsequently received on such receivables are credited to the allowance for doubtful accounts.

Inventories

Inventories are carried at the lower of average cost or market.  Inventory reserves are specifically identified by both item usage and overall management estimation.  Inventories are periodically evaluated for both obsolescence and net realizable valuations.

INTEGRATED SECURITY SYSTEMS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In November, 2004, the Financial Accounting Standards Board (“FASB”) issued FASB Statement No. 151 “Inventory Costs” (“SFAS 151”).  SFAS 151 clarifies previous guidance to require amounts of idle facility expense, freight, handling costs and wasted materials (spoilage) be recognized as current period charges.  In addition, SFAS 151 requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities.  SFAS 151 was effective for the Company beginning July 1, 2005.  As most of the product manufacturing will be outsourced following the closure of the Company’s Norwood, Louisiana facility in August 2005, this statement is not expected to have a significant impact on the Company’s operations.

Property and Equipment and Depreciation

Property and equipment are recorded at cost. Depreciation is provided over the estimated useful lives of the assets using straight-line and accelerated methods. Leased property and equipment under capital leases are amortized on the straight-line method over the lesser of the life of the asset or the remaining term of the lease. Estimated useful lives range from 3 to 7 years.  Property and equipment is periodically evaluated for market valuation and related generation of future cash flow value.

Income Taxes

The Company accounts for income taxes using the liability method. Under the liability method, deferred taxes are provided for tax effects of differences in the basis of assets and liabilities arising from differing treatments for financial reporting and income tax purposes using currently enacted tax rates. Valuation allowances are recorded when it is more likely than not that a tax benefit will not be realized.

Revenue Recognition

The Company recognizes revenue from sales at the time of shipment. The Company’s accounts receivable are generated from a large number of customers in the security integration, construction contractor and electrical subcontractor and governmental markets. No single customer accounted for 10% or more of revenues during the years ended June 30, 2005 or 2004.

Software Development Costs

Software development costs that are deemed to be recoverable are capitalized and amortized over the greater of the revenue method or the straight-line method over five years.  At June 30, 2005 and 2004, software development costs had not been capitalized because of uncertainty regarding their recoverability.

Fair Value of Financial Instruments

The carrying values of the Company’s cash and cash equivalents, accounts receivable and current portion of term notes payable approximate fair value due to their relatively short-term maturity.  The carrying value of the accounts receivable factoring facility and long-term debt approximates fair value because it bears a prevailing market rate of interest.  The fair value of the remaining debt instruments is undeterminable due to their related party nature.

INTEGRATED SECURITY SYSTEMS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Goodwill

Goodwill represents the excess of the purchase price over the fair value of net assets acquired.  On an annual basis, the Company compares the fair value of its reporting units with their carrying values.  If the carrying value of a reporting unit exceeds its fair value, the Company would recognize an impairment equal to the excess of the carrying value of the operating unit’s goodwill over the fair value of its goodwill.  The fair value of reporting units is estimated using the discounted present value of estimated future cash flows.  The Company believes that no impairment of goodwill exists as of June 30, 2005 and 2004.

Valuation of Long-Lived Assets

The Company periodically reviews the net realizable value of its long-lived assets whenever events and circumstances indicate an impairment may have occurred.  In the event the Company determines that the carrying value of long-lived assets is in excess of estimated gross future cash flows for those assets, the Company will write-down the value of the assets to a level commensurate with a discounted cash flow analysis of the estimated future cash flows.

Product Warranties

The Company has one-year, two-year and five-year limited warranties on products it manufactures.  The Company provides for repair or replacement of components and/or products that contain defects of material or workmanship. When the Company uses other manufacturers’ components, the warranties of the other manufacturers are passed to the dealers and end users.   To date, the servicing and replacement of defective software components and products have not been material.

The Company records a liability for an estimate of costs that it expects to incur under its warranties when product revenue is recognized.  Factors affecting the Company’s warranty liability include the number of units sold and historical and anticipated rates of claims and costs per claim.  The Company periodically assesses the adequacy of its warranty liability based on changes in these factors.

The changes in the Company’s product warranty liability are as follows:

	June 30,
	2005	2004
Liability, beginning of year	$ 94,157	$ 135,471
Expense for new warranties issued	572,500	185,270
Warranty claims	(416,640)	(226,584)
Liability, end of period	$ 250,017	$ 94,157

INTEGRATED SECURITY SYSTEMS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Net Loss Per Share

The Company computes basic loss per common share using the weighted average number of common shares outstanding. At June 30, 2005 and 2004, there were 3,118,910 and 7,970,318 shares of in-the-money potentially dilutive common shares, respectively, outstanding, which were not included in weighted average shares outstanding because their effect is antidilutive due to the Company’s reported net loss.

At June 30, 2005 and 2004, the Company had approximately 114,268,713 and 99,919,466 shares of common stock and common stock equivalents outstanding, which comprises all of the Company’s outstanding equity instruments.

Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual amounts could differ from these estimates.

Statements of Cash Flows

Supplemental cash flow information for fiscal years 2005 and 2004:

	June 30,
	2005	2004
Interest paid	$308,000	$284,907

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of trade accounts receivable. The Company follows the practice of filing statutory liens on construction projects where collection problems are anticipated.  The Company does not believe that it is subject to any unusual credit risk beyond the normal credit risk attendant in its business.

Stock-based Compensation

The Company accounts for stock-based compensation to employees using the intrinsic value method.  Accordingly, compensation cost for stock options to employees is measured as the excess, if any, of the quoted market price of the Company’s common stock at the date of the grant over the amount an employee must pay to acquire the stock.  If the Company recognized compensation expense as permitted under Statement of Financial Accounting Standards No. 123 (“SFAS 123”), based on the fair value at the grant dates, the Company’s pro forma net loss and net loss per share would have been as follows:

INTEGRATED SECURITY SYSTEMS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

	For the Year Ended
	2005	2004
Net loss, as reported	$(4,947,808)	$(3,671,462)
Add: Stock-based employee compensation
expense determined under the intrinsic value method included in reported net loss	- -	- -

Deduct: Stock-based employee compensation
expense determined under the fair value method	(378,787)	(222,415)
Pro forma net loss	$(5,326,595)	$(3,893,877)

Earnings per share:
Basic and Diluted – as reported	$(0.06)	$(0.06)
Basic and Diluted – pro forma	$(0.06)	$(0.06)

The fair value of these options was estimated at the date of grant using the Black-Sholes option pricing model with the following weighted average assumptions used for grants in fiscal 2005 and 2004, respectively:  no dividend yield, expected volatility of 107.8% and 108.2%; risk-free interest rates of 3.42% and 3.31% and expected lives of five years.

In December, 2004, the Financial Accounting Standards Board (“FASB”) issued a revision of FASB Statement No. 124, “Accounting for Stock-Based Compensation” (“SFAS No. 123R”).  SFAS No. 123R supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees” and requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award, and recognize that cost over the vesting period.  SFAS No. 123R is effective for the fiscal years beginning after December 15, 2005, and the Company will begin recognizing option expense July 1, 2006.

3.

LIQUIDITY

The Company has experienced significant losses during fiscal 2005 and 2004.  Management anticipates positive performance in the first part of fiscal 2006. However, in order to meet working capital needs, the Company will need to receive additional financing either through the sale of assets, equity placement and/or additional debt. Failure to receive such financing could jeopardize the Company’s ability to continue as a going concern.

INTEGRATED SECURITY SYSTEMS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

4.

COMPOSITION OF CERTAIN BALANCE SHEET ACCOUNTS

The composition of certain balance sheet accounts is as follows:

	June 30,
	2005	2004

Accounts receivable:
Trade receivables	$2,986,280	$2,013,812
Less: allowance for doubtful receivables	(127,197)	(109,527)
	$2,859,083	$1,904,285

Allowance for doubtful receivables:
Beginning Balance	$109,527	$64,183
Bad debt expense	42,249	61,726
Accounts written-off	(24,579)	(16,382)
Ending Balance	$127,197	$109,527

Inventories:
Raw materials	$956,935	$785,782
Work-in-process	205,646	393,420
Finished goods	35,948	93,330
Reserves	(510,500)	--
	$688,029	$1,272,532

Property and equipment:
Land	$40,164	$40,164
Building	613,468	613,469
Leasehold improvements	89,174	86,766
Office furniture and equipment	708,143	608,247
Manufacturing equipment	755,074	676,637
Vehicles	128,353	76,844
	2,334,376	2,102,127
Less: accumulated depreciation	(1,637,437)	(1,420,959)
	$696,939	$681,168

INTEGRATED SECURITY SYSTEMS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

5.

DEBT

	June 30,
	2005	2004
Demand note payable:

Asset based lending facility with a financing company. The loan with the asset based lending facility is a demand loan, but has a three-year term expiring November 10, 2007; interest as 2% above the prime rate; secured by accounts receivable and inventory of B&B ARMR Corporation; this asset based lending facility was paid in full and terminated August 3, 2005	$1,160,867	$--

Long-term debt:

Convertible notes payable; interest at 10% due in semi-annual installments of $205,900; principal and accrued unpaid interest due November 30, 2009; convertible at the option of the shareholder at $0.38 per share; Company may call the notes at $0.60 per share (based on certain restrictions)	$$4,118,000	$--

Notes payable to stockholders; interest at 8% due in monthly installments of $11,333; principal and accrued unpaid interest due September 30, 2006	1,700,000	1,700,000

Notes payable to stockholders; interest at 8% due in monthly installments of $3,500; principal and accrued unpaid interest due November 11, 2007 (net of debt discount of $400,791)	124,209	--

Convertible note payable to stockholder; interest at 7% due in monthly installments of $2,917; principal and accrued unpaid interest due September 5, 2008; convertible at the option of the shareholder at $0.40 per share; Company may call the note at $0.60 per share (based on certain restrictions)	500,000	500,000

Term note payable to a bank; due in monthly principal and interest installments of $10,500; interest at 10.5% and 10% at June 30, 2004 and 2003, respectively; secured by first mortgage on real estate and equipment; maturity date of February 26, 2006	465,273	540,660

Notes payable to stockholders; interest at 7% due in monthly installments of $2,333; principal and accrued unpaid interest due September 30, 2006	400,000	400,000

Note payable to bank and secured by a letter of credit in the amount of $500,000 from Chief Executive Officer; interest at the prime rate of Bank One, N.A. (6.25% as of June 30, 2005); principal and accrued unpaid interest due January 26, 2006	330,000	310,000

Notes payable to Chief Executive Officer; interest at 8% due in monthly installments of $1,333; principal and accrued unpaid interest due November 11, 2007 (net of debt discount of $152,537)	47,263	--

Note payable to stockholder; interest at 9% due in monthly installments of $750; principal and accrued unpaid interest due September 30, 2006	100,000	100,000

Notes payable to Chief Executive Officer; interest at 8% due in monthly installments of $667; principal and accrued unpaid interest due September 30, 2006	100,000	100,000

Note payable to Chief Executive Officer; interest at 7% due in monthly installments of $583; principal and accrued unpaid interest due September 30, 2006	100,000	100,000

Accounts receivable factoring facility with a finance company to factor accounts receivable with recourse. This accounts receivable factoring facility had an adjustable factoring fee of 1.5%-2.0%, a minimum and maximum borrowing of $400,000 and $1,800,000, respectively, per month; interest at the prime rate of Chase Bank of Texas, N. A. (6.25% as of June 30, 2005) plus 2%; agreement was to expire March 2005 and could have been terminated by either party with 30 days written notice after expiration; this accounts receivable facility was paid in full and terminated on November 10, 2004	--	850,622

Note payable to bank; interest at 8% due in quarterly installments of $2,000; this note payable was paid in full and terminated on November 10, 2004	--	90,073

Other	122,242	110,935
	8,106,987	4,802,290
Less current portion	(627,664)	(1,845,949)
	$7,479,323	$2,956,341

INTEGRATED SECURITY SYSTEMS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Principal payments required under long-term debt outstanding at June 30, 2005 are as follows:

Year Ending June 30,
2006	$ 627,664
2007	2,193,993
2008	659,888
2009	507,442
2010	4,118,000
$8,106,987

6.

INCOME TAXES

A reconciliation of the income tax provision and the amount computed by applying the federal statutory benefit rate to loss before income taxes follows:

	For the Years Ended
	June 30, 2005	June 30, 2004
Federal statutory benefit rate	(34.0)%	(34.0)%

Valuation allowance	34.0%	34.0%
	--%	--%

Deferred tax assets (liabilities) are comprised of the following at:

	June 30, 2005	June 30, 2004
Deferred tax assets
Inventory reserve	$215,000	$38,000
Accounts receivable	43,000	37,000
Net operating loss carryforward	9,050,000	7,585,000
Contributions carryover	1,000	2,000
Other	85,000	76,000
Gross deferred tax asset	9,394,000	7,738,000

Deferred tax liabilities
Property and equipment	--	(5,000)
Net deferred tax asset	9,394,000	7,733,000
Valuation allowance	(9,394,000)	(7,733,000)
Net deferred tax asset	$--	$--

The Company has unused net operating loss carryforwards of approximately $26.6 million at June 30, 2005.  The carryforwards expire from 2007 through 2021. The annual use of these carryforwards is substantially limited as a result of changes in ownership of the Company’s common stock.  The Company has recorded a valuation allowance to the extent it is more likely than not that a tax benefit will not be realized prior to expiration of the carryforward periods.

INTEGRATED SECURITY SYSTEMS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

7.

COMMITMENTS AND CONTINGENCIES

The Company is subject to certain legal actions and claims arising in the ordinary course of business. Management recognizes the uncertainties of litigation; however, based upon the nature and management’s understanding of the facts and circumstances which give rise to such actions and claims, management believes that such litigation and claims will be resolved without material effect on the Company’s financial position, results of operations or cash flows.

Operating Leases

The Company leases facilities under leases accounted for as operating leases. Rent expense for operating leases was $427,423 and $251,741 for the years ended June 30, 2005 and 2004, respectively.  Future minimum payments for fiscal years subsequent to June 30, 2005 under these leases are as follows:

2006	$161,276
2007	113,808
2008	76,475
2009	79,838
2010	83,201
Thereafter	42,441
$557,039

Capital Leases

The Company leases certain equipment under leases accounted for as capital leases, with the resulting liability recorded as a component of both current and long-term debt, in the accompanying consolidated balance sheet.  Future minimum payments for fiscal years subsequent to June 30, 2005 under these leases are as follows:

2006	$67,953
2007	34,767
2008	16,001
2009	8,384
127,105
Less amount representing interest	(13,646)
$113,459

The following is a summary of the assets under capital leases at June 30, 2005:

Production and office equipment	$100,585
Less accumulated depreciation	(64,541)
$36,044

INTEGRATED SECURITY SYSTEMS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

8.

BENEFIT PLANS

The Company maintains a 401(k) savings and profit sharing plan. Participants include all employees who have completed six months of service and are at least 21 years of age. Employees can contribute up to 15% of compensation and the Company may at its option make discretionary contributions. Vesting on the Company’s contributions occurs over a five-year period. The Company made contributions of $14,169 and $11,773 during fiscal 2005 and 2004, respectively.

9.

STOCK OPTIONS, WARRANTS AND COMMON STOCK ISSUANCES

Stock Options

The Company’s 1993 Stock Option Plan provides for grants of options for up to 500,000 shares of common stock. Under the plan, options must be granted with an exercise price not less than the fair market value on the date of grant.

The Company’s 1997 Omnibus Stock Plan provides for the granting of 7,500,000 incentive stock options, non-statutory stock options, stock appreciation rights, awards of stock and stock purchase opportunities to its directors, employees and consultants. Under the plan, incentive stock options may only be granted to employees or directors of the Company.

Option exercise prices, in general, are equal to the market price at date of grant. Shares under grant generally become exercisable over three years and expire after ten years.

 Changes for the two years ending June 30, 2005, with respect to options outstanding, is detailed in the following table:

	For the Year Ended June 30, 2005		For the Year Ended June 30, 2004
	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price
Outstanding at beginning of period	4,598,602	$ 0.46	4,026,378	$ 0.53
Issued	1,050,000	0.42	1,593,149	0.37
Exercised	(150,000)	0.13	(509,000)	0.17
Expired	(222,854)	0.84	(511,925)	1.00
Outstanding at end of period	5,275,748	$ 0.45	4,598,602	$ 0.46
Exercisable at end of period	3,735,747	$ 0.47	3,133,602	$ 0.51
Weighted-average fair value of options granted during the period		$ 0.42		$ 0.37

INTEGRATED SECURITY SYSTEMS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Information about stock options outstanding at June 30, 2005 is summarized as follows:

	Options Outstanding			Options Exercisable
Range of Exercise Prices	Number Of Shares	Weighted Average Remaining Life	Weighted Average Exercise Price	Number Of Shares	Weighted Average Exercise Price
$0.125-0.21	832,977	4.6 Years	$0.15	807,977	$0.14
$0.27-0.39	1,648,799	5.8 Years	0.33	1,396,298	0.33
$0.40-0.49	2,047,636	8.2 Years	0.43	785,136	0.44
$0.531-1.00	424,498	3.3 Years	0.81	424,498	0.81
$1.38-1.96	307,365	2.1 Years	1.47	307,365	1.47
$2.00-2.37	14,473	0.3 Years	2.38	14,473	2.38
	5,275,748	6.1 Years	$0.45	3,735,747	$0.47

Warrants

In connection with debt financings, the Company issued warrants to purchase 2,408,669 shares of common stock in fiscal 2005 and warrants to purchase 625,000 shares of common stock in fiscal 2004.  The warrants provide for the purchase of common stock from $0.34 to $0.20 per share, are exercisable at date of issuance and expire five years from date of issuance.  The Company valued the warrants using the Black-Scholes model, which resulted in a fair value of $658,470 and $181,750 for fiscal years 2005 and 2004, respectively.  The Company will amortize the value of the 2005 warrants as interest expense in future fiscal years, according to the term of the debt.

Additional information with respect to warrants outstanding at June 30, 2005 and changes for the two years then ended are as follows:

	For the Year Ended June 30, 2005		For the Year Ended June 30, 2004
	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price
Outstanding at beginning of period	7,300,630	$ 0.85	17,637,845	$ 0.85
Issued	2,408,669	0.34	625,000	0.40
Exercised	(2,011)	0.20	(9,250,000)	0.20
Expired	(1,545,833)	1.00	(1,712,215)	0.61
Outstanding at end of period	8,161,455	$ 0.67	7,300,630	$ 0.85
Exercisable at end of period	8,161,455	$ 0.67	7,300,630	$ 0.85

INTEGRATED SECURITY SYSTEMS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Common Stock Issuances

The Company issued common stock in the following non-cash transactions:

	For the Year Ended June 30, 2005		For the Year Ended June 30, 2004
	Number of shares	Fair value	Number of shares	Fair value
Payment of interest	1,193,670	$340,770	612,149	$169,065
Employee and director bonuses	391,146	126,146	140,118	61,398
Consultants	8,000	3,720	8,545	3,960
	1,592,816	470,636	760,812	234,423
Payment of dividends on Series D Preferred Stock	--	--	629,162	101,700
	1,592,816	$470,636	1,389,974	$336,123

The shares issued in these transactions are subject to restrictions on sale.

10.

CONVERTIBLE PREFERRED STOCK

At June 30, 2005 and 2004, convertible preferred stock, $0.01 par value per share, consisted of the following:

	Shares Outstanding	Par Value	Liquidation Value
Series A $20	9,500	$ 95	$ 190,000
Series D $20	91,250	913	1,825,000
	100,750	$ 1,008	$2,015,000

Series A $20 Convertible Preferred Stock.  At June 30, 2005, the Company had 9,500 shares of its Series A $20 Convertible Preferred Stock (the “Series A Preferred”) outstanding. Holders of the Series A Preferred are not entitled to receive any dividends, and have no voting rights unless otherwise required pursuant to Delaware law. Each share of the Series A Preferred may, at the option of the Company, be converted into 20 shares of common stock at any time after (i) the closing bid price of the common stock is at least $2.00 for at least 20 trading days during any 30 trading day period, and (ii) the shares of common stock to be received on conversion have been registered or otherwise qualified for sale under applicable securities laws. The holders of the Series A Preferred have the right to convert each share into 20 shares of common stock at any time. Upon any liquidation, dissolution, or winding up of the Company, the holders of the Series A Preferred are entitled to receive $20 per share before the holders of common stock are entitled to receive any distribution.

INTEGRATED SECURITY SYSTEMS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Series D $20 Convertible Preferred Stock.  At June 30, 2005 the Company had 91,250 shares of its Series D $20 Convertible Preferred Stock (the “Series D Preferred”) outstanding. Holders of the Series D Preferred are entitled to receive dividends at the annual rate of 9% per share paid quarterly in cash.  Since June 30, 2001, the holders of the Series D Preferred have been offered the option to receive the quarterly dividend in the common stock of the Company.  The holders who elected this option have received the restricted stock based on a 25% discount from the market price on a 20 day average based on the 10 days before and the 10 days after the dividend due date.  The holders of the Series D Preferred have voting rights of one vote for each share of common stock into which the Preferred Stock is convertible. Beginning on November 15, 2004 the Company may redeem the Series D Preferred upon not less than 30 days’ notice, in whole or in part, plus all accrued but unpaid dividends. After notice and prior to the expiration of the 30-day notice period, holders of the Series D Preferred will have the option to convert the Series D Preferred into common stock prior to the redemption. Each share of the Series D Preferred may, at the option of the Company beginning on November 15, 2000, be converted into 25 shares of common stock at any time after (i) the closing bid price of the common stock exceeds $2.00 for at least 20 trading days during any 30 trading day period, and (ii) the Company has sustained positive earnings per share of common stock for the two previous quarters. The holders of the Series D Preferred have the right to convert each share into 25 shares of common stock at any time.  The holders of the Series D Preferred are entitled to receive $20 per share before the holders of common stock are entitled to receive any distribution.  Each holder also received a stock purchase warrant to purchase 16.67 shares of common stock at $1.00 per share for each share of Series D Preferred purchased. These warrants expired on October 10, 2004.  At June 30, 2005, dividends in arrears on the Series D preferred stock totaled approximately $410,363.

11.

SEGMENT REPORTING

The Company has three wholly-owned business segments: B&B ARMR Corporation, Intelli-Site, Inc. and DoorTek Corporation.  The Company also has a joint venture interest in B&B Roadway, LLC. These segments, as well as the joint venture, are differentiated by the products they produce and the customers they service as follows:

B&B ARMR Corporation.  This segment consists of anti-terrorist crash barriers, perimeter security and railroad physical security products such as warning gates, crash barriers, HOV lane changers, navigational lighting, airport lighting and hydraulic gates and operators, and aluminum gate panels.

Intelli-Site, Inc. This segment consists of the development and marketing of programmable security systems that integrate multiple security devices and subsystems for governmental, commercial and industrial facilities utilizing the Intelli-Site® software product through systems integrators and original equipment manufacturers to end users.

DoorTek Corporation.  This segment consists of card access control and connections security hardware and software products, as well as card access control cards, readers and ancillary devices.

B&B Roadway, LLC.  This segment consists of products related to the road and bridge industry, including product lines specifically designed for that market.

INTEGRATED SECURITY SYSTEMS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company’s underlying accounting records are maintained on a legal entity basis for government and public reporting requirements. Segment disclosures are on a performance basis consistent with internal management reporting. The Company evaluates performance based on income (loss) from operations before income tax and other income and expense. The corporate column includes corporate overhead-related items. The accounting policies of the segments are the same as those described in the summary of significant accounting policies (Note 2).

The following table provides financial data by segment for the fiscal years ended June 30, 2005 and 2004.

	B&B ARMR	B&B Roadway (1)	Intelli-Site	DoorTek (2)	Corporate	Total
2005
Sales	$ 12,105,678	$ 322,300	$ 602,258	$ 448,418	$ --	$ 13,478,654
Income (Loss) from operations	(3,370,080)	8,165	(130,734)	48,260	(559,264)	(4,003,653)
Interest expense	335,265	--	--	1,196	604,836	941,297
Total assets	8,173,818	235,749	104,227	146,330	490,205	9,150,329
Depreciation & amortization expense	180,594	--	13,035	--	1,654	195,283
Capital additions	195,965	--	12,977	2,116	--	211,058

2004
Sales	$ 9,540,703		$ 286,758		$ --	$ 9,827,461
Loss from operations	(1,479,540)		(382,332)		(378,464)	(2,240,336)
Interest expense	284,906		--		1,146,220	1,431,126
Total assets	7,566,077		75,477		71,257	7,712,811
Depreciation & amortization expense	144,384		19,197		2,727	166,308
Capital additions	256,417		10,209		--	266,626

(1) Includes only data since formation date of March 4, 2005.

(2) Includes only data since acquisition date of December 16, 2004.

12.

ACQUISITION

On December 15, 2004, the Company acquired all of the issued and outstanding shares of Common Stock of DoorTek Corporation (“DoorTek”), a manufacturer of access control systems and other physical security system products.  In exchange for all of the outstanding shares of DoorTek, the Company issued 228,572 shares of its $0.01 par value Common Stock, which has been valued at approximately $87,000.  The Company also paid $120,000 in cash to DoorTek’s former stockholders.  In addition, the Company and the sellers executed an earn-out agreement for maximum additional payments of approximately $100,000 based on net profits of DoorTek over the next two years.  Any additional consideration will increase the recorded goodwill.  The Company entered into this acquisition seeing it as an opportunity to significantly enhance its services and to allow it to expand its product offering and customer base in conjunction with the Company’s strategic growth plans.  The acquisition of DoorTek was accounted for using the purchase method of accounting.  As such, the assets and liabilities of DoorTek were recorded at their estimated fair value and the results of operations have been included in the Company’s consolidated results of operations from the date of acquisition.  The purchase price paid in excess of the estimated fair value of the net assets acquired has been allocated to goodwill, which is not deductible for federal income tax purposes.  An assessment of the other identifiable intangible assets related to this acquisition transaction yielded no assignment of value thereto.  The Company has finalized the allocation of the purchase price to the assets acquired and has allocated the difference between the purchase price and the assets acquired to goodwill.  The table below summarizes the allocation of the purchase price based on the estimated fair values of the assets acquired and liabilities assumed:

INTEGRATED SECURITY SYSTEMS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Estimated Values

Cash and cash equivalents	$29,000
Accounts receivable	141,000
Inventories	124,000
Accounts payable	(60,000)
Accrued liabilities	(1,000)
Long-term debt	(29,000)
Goodwill	27,000
Purchase price	$231,000

The following unaudited pro forma consolidated statement of operations information has been prepared as if the acquisition discussed above had occurred at the beginning of each period presented.

	For the Years Ended June 30,
	2005	2004

Sales	$13,903,618	$10,550,168
Net loss allocable to
common stockholders	$(5,082,494)	$(3,851,163)
Net loss per share allocable
To common stockholders,
basic and diluted	$(0.06)	$(0.06)
Weighted average shares
outstanding,
basic and diluted	83,310,551	64,538,582

13.  JOINT VENTURE AGREEMENT

On March 4, 2005, the Company entered into a joint venture agreement with Causey Lyon Enterprises, Inc. d/b/a Roadway Manufacturing (“CLE”) in order to consolidate the two companies’ core competencies in the city, state, and federal road & bridge market.  Going forward, the joint venture entity (“B&B Roadway”) will administrate, sell, manufacture and distribute all products relating to only the road and bridge industry, including product lines specifically designed for that market.  B&B Roadway is 65% owned by B&B ARMR Corporation (“B&B ARMR”), a wholly owned subsidiary of the Company, and 35% owned by CLE.  CLE provides manufacturing services and general sales & administration management to the joint venture and is the general manager of the day-to-day operations.  The joint venture was primarily funded by a $100,000 line of credit from B&B ARMR at 6% interest with a repayment term of approximately 18 months.  In addition, a $400,000 line of credit is available to B&B Roadway from a third party asset based lender on a secured basis.  The $100,000 credit facility provided by B&B ARMR is subordinate to the Company’s third party asset based lender’s credit facility.

Both B&B ARMR and CLE contributed all outstanding orders not currently in production, intellectual property, patterns, molds, designs, and equipment to the joint venture.  All existing orders that were currently in production or substantially underway in the manufacturing process on the effective date of the joint venture agreement will be produced independently by B&B ARMR and CLE and these transactions will be recoded on the respective books of those entities.

INTEGRATED SECURITY SYSTEMS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

B&B ARMR agreed to sell all remaining road and bridge related inventory to CLE as part of the joint venture transaction which has been preliminarily completed as of June 30, 2005.  The amount of road and bridge related inventory transferred by B&B ARMR to B&B Roadway, LLC as of June 30, 2005 has been preliminarily valued at $173,208.  Future valuation adjustments and inventory transfers may occur during the first part of fiscal 2006.  The preliminary inventory sale has been evidenced by a promissory note from CLE to B&B ARMR at an interest rate of 6% with a repayment schedule of approximately 18 months after the inventory transfer has been completed.

14.  SUBSEQUENT EVENT – CREDIT FACILITY WITH LAURUS MASTER FUND

On July 29, 2005, we entered into, and, on August 3, 2005, closed a financing transaction with Laurus Master Fund, Ltd. to obtain a $3,000,000 credit facility.  The financing was completed pursuant to a security agreement among us, B&B ARMR Corporation, Intelli-Site, Inc., DoorTek Corporation and Laurus.  Under the Security Agreement, we issued to Laurus a $1,000,000 secured convertible minimum borrowing note and a $3,000,000 secured revolving note.  The amount of funds available for borrowing under the credit facility is based upon our and our subsidiaries’ eligible inventory and accounts receivable, with an advance rate equal to:

•

30% of eligible inventory, up to $1,000,000; plus

•

90% of eligible accounts receivable.

On August 3, 2005, we made initial borrowings of $1,836,000 under the credit facility.

The notes mature on July 29, 2008 and carry an interest rate of prime plus one and one half percent, subject to potential downward adjustment based upon the future trading price of our common stock.  Laurus may convert all or a portion of the notes, including accrued interest, into shares of our common stock at a conversion price of $0.25 per share, subject to anti-dilution adjustments.

As part of the financing, we issued to Laurus a warrant to purchase 1,723,077 shares of our common stock. The warrant has an exercise price of $0.325 per share for the first 923,077 shares of common stock and $0.375 per share for the remaining 800,000 shares of common stock, and expires on July 29, 2012.

15.  SUBSEQUENT EVENT – CLOSURE OF MANUFACTURING FACILITY

Effective August 19, 2005, we have ceased all manufacturing operations at our location in Norwood, Louisiana.  This action, consistent with our overall business plan, has been undertaken in order to increase our profitability by outsourcing our manufacturing operations to third party subcontractors and focusing our efforts on the marketing and sales efforts of our anti-terrorist crash barriers and related products.

As a result of the closure of this manufacturing facility, we have reduced our staff by approximately 45 employees, recognized expense of approximately $633,000 in inventory reserves and will place the building and equipment on the open market for sale.

We plan to complete the aforementioned transactions by the quarter ending December 2005.

91,030,556 Shares

Common Stock

INTEGRATED SECURITY SYSTEMS, INC.

_______________________

Prospectus

_______________________

_____________, 2005

PART II

Item 24.

Indemnification of Directors and Officers

Our certificate of incorporation and by-laws provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law and that no director shall be liable for monetary damages to us or our stockholders for any breach of fiduciary duty, except for liability:

•

for any breach of the director’s duty of loyalty to us or our stockholders,

•

for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law,

•

under Section 174 of the Delaware General Corporation Law, or

•

for any transaction from which the director derived an improper personal benefit.

Our authority to indemnify our directors and officers is governed by the provisions of Section 145 of the Delaware General Corporation Law, as follows:

(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k)  The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of the stockholders or disinterested directors, or otherwise.  The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys’ fees).

Item 25.

Other Expenses of Issuance and Distribution.

The estimated expenses payable by the Company in the connection with the distribution of the securities being registered are as follows:

SEC Registration and Filing Fees

  $

Federal Taxes

  $

0

State Taxes and Registration Fees

  $

0

Legal Fees and Expenses

  $

30,000

Accounting Fees and Expenses

  $

5,000

Financial Printing

  $

500

Trustee and Transfer Agent Fees

  $

500

Miscellaneous

  $

__________

          TOTAL

  $

36,688

All of these expenses, except for the SEC registration and filing fees and the federal and state taxes, represent estimates only.  We will pay all of the expenses of the offering.

___________________________

Item 26.

Recent Sales of Unregistered Securities

During fiscal years 2004, 2005 and the first part of fiscal year 2006, we issued unregistered convertible promissory notes, promissory notes, stock purchase warrants and common stock in connection with the transactions described below.  The issuances of the convertible promissory notes, promissory notes, stock purchase warrants and common stock were exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof, as transactions not involving a public offering, and an appropriate restrictive legend was affixed to the securities.

Issuances of Convertible Promissory Notes Fiscal 2006

In exchange for an aggregate of $500,000 cash investment received on October 13, 2005, we issued a convertible promissory note to each of Frost National Bank FBO Renaissance US Growth Investment Trust PLC, which we sometimes refer to herein as “RUSGIT”, and Frost National Bank FBO BFS US Special Opportunities Trust PLC, which we sometimes refer to herein as “BFS”.  Each of the convertible promissory notes is in the original principal amount of $250,000, has an annual interest rate of 8% and is payable in monthly installments on the first day of each month.  The convertible promissory notes, plus interest, are due on July 29, 2008.  The convertible promissory notes are convertible at the option of holder into shares of our common stock at a conversion price of $0.25 per share.  We have the right to call the convertible note if the market price of our common stock rises above $0.60 per share for a period of sixty days.  As a part of this transaction, on October 13, 2005, we issues a stock purchase warrant to each of RUSGIT and BFS.  Each warrant entitles the holder to purchase 350,000 shares of our common stock for $0.25 per share.

Credit Facility with Laurus Master Fund in Fiscal 2006

On July 29, 2005, we entered into, and, on August 3, 2005, closed a financing transaction with Laurus Master Fund, Ltd. to obtain a $3,000,000 credit facility.  The financing was completed pursuant to a security agreement among us, B&B ARMR Corporation, Intelli-Site, Inc., DoorTek Corporation and Laurus.  Under the Security Agreement, we issued to Laurus a $1,000,000 secured convertible minimum borrowing note and a $3,000,000 secured revolving note.  The amount of funds available for borrowing under the credit facility is based upon our and our subsidiaries’ eligible inventory and accounts receivable, with an advance rate equal to:

▪

30% of eligible inventory, up to $1,000,000; plus

▪

90% of eligible accounts receivable.

On August 3, 2005, we made initial borrowings of $1,836,000 under the credit facility.

The notes mature on July 29, 2008 and carry an interest rate of prime plus one and one half percent, subject to potential downward adjustment based upon the future trading price of our common stock.  Laurus may convert all or a portion of the notes, including accrued interest, into shares of our common stock at a conversion price of $0.25 per share, subject to anti-dilution adjustments.

As part of the financing, we issued to Laurus a warrant to purchase 1,723,077 shares of our common stock. The warrant has an exercise price of $0.325 per share for the first 923,077 shares of common stock and $0.375 per share for the remaining 800,000 shares of common stock, and expires on July 29, 2012.

Issuances of Convertible Promissory Notes and Promissory Notes in Fiscal 2005

In exchange for an aggregate of $150,000 cash, on July 28, 2004, we issued a promissory note to C. A. Rundell, Jr., our chairman and chief executive officer.  The original promissory note was in the principal amount of $150,000, had an annual interest rate of 9% and was secured by a specific invoice of B&B ARMR Corporation issued to Horne Engineering.  The promissory note, plus accrued interest, was due on October 28, 2004.  In November of 2004, this note was exchanged for a $150,000 subordinated 10% convertible promissory note as a part of our placement of $4,118,000 of subordinated 10% convertible promissory notes.

In exchange for a $1,000,000 cash investment, on August 5, 2004, we issued a convertible promissory note to BFS.  The original convertible promissory note was in the principal amount of $1,000,000, had an annual interest rate of 10% and was payable in monthly installments on the first day of each month.  The original convertible promissory note, plus interest, was due on August 5, 2009.  The convertible promissory note was convertible at the option of BFS into our common stock at a conversion price of $0.38 per share.  We had the right to call the convertible promissory note if the market price of our common stock rose above $0.60 per share for a period of 60 days.  This convertible promissory note was subsequently refinanced as a part of our placement of $4,118,000 of subordinated 10% convertible promissory notes in November 2004.

On November 30, 2004, we entered into a loan agreement with several purchasers of our subordinated 10% convertible promissory notes.  We issued $4,118,000 in notes to accredited investors and others (as payment of fees) who effected the placement of the notes.  Under the loan agreement:

•

we were authorized to sell to the investors an aggregate principal amount of up to $6,000,000 in notes; and

•

we were authorized to sell the notes in multiple closings, so long as the final closing was completed within 15 days following the initial closing.

Each note:

•

is subordinated to certain other indebtedness;

•

is due and payable on November 30, 2009;

•

provides interest to the holder at an annual rate of 10%; and

•

is convertible into our common stock at a conversion rate of $0.38 per share.

In exchange for a cash investment of $200,000, on May 4, 2005, we issued a promissory note to our chairman and chief executive officer, C. A. Rundell, Jr.  The promissory note is in the original principal amount of $200,000 and has an annual interest rate of 8%.  The promissory note, plus interest, is due on November 11, 2007.  Interest is payable in monthly installments on the first day of each month.  As a part of this transaction, on May 4, 2005, we issued a stock purchase warrant to Mr. Rundell entitling him to purchase 588,235 shares of our common stock for $0.34 per share.

In exchange for a cash investment of $525,000, on May 5, 2005, we issued a promissory note to each of Renaissance Capital Growth & Income Fund III, Inc., which we sometimes refer to herein as “Renn III”, RUSGIT, and BFS.  Each promissory notes is in the principal amount of $175,000 and has an annual interest rate of 8%.  The promissory notes, plus interest, are due on November 11, 2007.  Interest is payable in monthly installments on the first day of each month.  As a part of this transaction, on May 5, 2005, we issued a stock purchase warrant to each of Renn III, RUSGIT and BFS.  Each warrant entitles the holder to purchase 514,706 shares of our common stock for $0.34 per share.

Asset Based Credit Facility

On November 10, 2004, B&B ARMR Corporation entered into a loan agreement with Briar Capital, L.P. for a $3,000,000 discretionary demand asset based lending credit facility.  Under the terms of the loan agreement, working capital advances were made available to the B&B ARMR Corporation based on the value of its accounts receivable and inventory.  Although payable on demand, the loan agreement had a stated 3-year term.  In connection with the loan agreement, B&B ARMR Corporation issued a revolving promissory note, dated November 10, 2004 to Briar Capital, L.P. in the principal amount of $3,000,000.  The note had an annual interest rate of two percent above the prime rate, subject to applicable usury laws.  This facility was paid in full and terminated effective August 3, 2005.

Acquisition of DoorTek Corporation

On December 15, 2004, we acquired all of the issued and outstanding shares of common stock of DoorTek Corporation.  As a part of the consideration paid in the acquisition, we issued 228,572 shares of our common stock to two former principals of DoorTek Corporation.

Issuances of Convertible Promissory Notes and Promissory Notes in Fiscal 2004

In exchange for a $500,000 cash investment, on September 5, 2003, we issued a convertible promissory note to BFS.  The convertible promissory note is in the original principal amount of $500,000, has an annual interest rate of 7%, and is payable in monthly installments on the first day of each month.  The convertible promissory note, plus interest, is due on September 5, 2008.  The convertible promissory note is convertible at the option of BFS into the common stock of the company at a conversion price of $0.40 per share.  We have the right to call the convertible promissory note if the market price of our common stock rises above $0.60 per share for a period of 60 days.

In exchange for a $100,000 cash investment, on September 26, 2003, we issued a promissory note to C. A. Rundell, Jr., our chairman and chief executive officer.  The promissory note is in the original principal amount of $100,000 and has an annual interest rate of 7%.  The promissory note, plus accrued interest, was due on April 1, 2004.  The due date of this note was extended until September 30, 2006.  Interest is payable in monthly installments on the first day of each month.  The note is not convertible into our capital stock..  As a part of this financing, on September 26, 2003, we issued a stock purchase warrant to Mr. Rundell.  The stock purchase warrant entitles Mr. Rundell to purchase from the company 125,000 shares of our common stock for $0.40 per share.

In exchange for a $400,000 cash investment, on October 1, 2003, we issued a promissory note to each of Renn III and RUSGIT.  Each of the promissory notes is in the original principal amount of $200,000 and has an annual interest rate of 7%.  The promissory notes, plus accrued interest, were due on April 1, 2004.  The due date of each note was extended until September 30, 2006.  Interest is payable in monthly installments on the first day of each month.  The notes are not convertible into our capital stock.  As a part of this financing, on October 1, 2003, we issued a stock purchase warrant to each of Renn III and RUSGIT.  Each of the stock purchase warrants entitles the holder to purchase 250,000 shares of our common stock for $0.40 per share.

ARMR Services Corporation Acquisition

On September 5, 2003, we acquired all of the issued and outstanding shares of common stock of ARMR Services Corporation.  As a part of the consideration for the acquisition, we issued 10,000,000 shares of our common stock to the former shareholders of ARMR Services Corporation.

Item 27.

Exhibits

2.1

Agreement and Plan of Merger, by and among Integrated Security Systems, Inc., ARMR Services Corporation, ISSI Merger Sub, Inc. and the Officers and Shareholders of ARMR Corporation, dated September 5, 2003. (14)

3.1

Amended and Restated Certificate of Incorporation of Integrated Security Systems, Inc., as amended to date. (23)

3.2

Amended and Restated Bylaws of Integrated Security Systems, Inc. (1)

4.1

Specimen certificate for Common Stock of Integrated Security Systems, Inc. (1)

4.2

Registration Rights Agreement, dated as of February 22, 1999, among Integrated Security Systems, Inc. and Renaissance Capital Growth & Income Fund III, Inc. and Renaissance US Growth Investment Trust PLC. (6)

4.3

Registration Rights Agreement, dated as of October 20, 2000, among Integrated Security Systems, Inc. and Renaissance Capital Growth & Income Fund III, Inc. and Renaissance US Growth Investment Trust PLC. (6)

4.4

Registration Rights Agreement, dated as of September 27, 2001, among Integrated Security Systems, Inc. and Renaissance Capital Growth & Income Fund III, Inc. and Renaissance US Growth Investment Trust PLC. (11)

4.5

Registration Rights Agreement, dates as of November 9, 2001, by and between Integrated Security Systems, Inc. and C.A. Rundell, Jr. (9)

4.6

Registration Rights Agreement, dated as of March 11, 2003, among Integrated Security Systems, Inc. and BFS US Special Opportunities Trust PLC, a public limited company registered in England and Wales. (13)

4.7

Registration Rights Agreement, dated as of September 5, 2003, by and among Integrated Security Systems, Inc. and Mary Roland and Ann Rosenbloom. (23)

4.8

Certificate of Designation, Preferences and Rights of Series A $20 Convertible Preferred Stock. (2)

4.9

Registration Rights Agreement, dated November 30, 2004, by and among Integrated Security Systems, Inc. and those certain Investors set forth on the signature page to the registration Rights Agreement. (21)

4.10

Minimum Borrowing Note Registration Rights Agreement, dated July 29, 2005, by and among Integrated Security Systems, Inc. and Laurus Master Fund, Ltd. (25)

5.1 #

Opinion of Haynes and Boone, LLP.

10.1 *

Integrated Security Systems, Inc. 1993 Stock Option Plan, dated September 7, 1993, as amended on December 30, 1994. (1)

10.2 *

Form of Integrated Security Systems, Inc. 1993 Incentive Stock Option Agreement. (1)

10.3 *

Form of Integrated Security Systems, Inc. 1993 Non-Qualified Stock Option Agreement. (1)

10.4 *

Integrated Security Systems, Inc. 1997 Long-Term Incentive Plan. (10)

10.5 *

Form of Indemnification Agreement by and between Integrated Security Systems, Inc. and its officers and directors. (1)

10.6

Lease Agreement, dated November 7, 2003, between TPLP Office Park Properties and Integrated Security Systems, Inc. for property located in Irving, TX. (23)

10.7

Form of Warrant Agreement for purchase of Common Stock, executed March 29, 1996. (3)

10.8

Form of Convertible Promissory Note. (8)

10.9

Form of Non-Convertible Promissory Note. (8)

10.10

Form of Stock Purchase Warrant. (12)

10.11

Promissory Note, dated October 1, 2003, payable to Frost National Bank FBO Renaissance Capital Growth & Income Fund III, Inc. in the amount of $200,000. (15)

10.12

Promissory Note, dated October 1, 2003, payable to Frost National Bank FBO Renaissance US Growth  Investment Trust PLC in the amount of $200,000. (15)

10.13

Stock Purchase Warrant, dated October 1, 2003, issued to Frost National Bank FBO Renaissance Capital Growth & Income Fund III, Inc. (15)

10.14

Stock  Purchase Warrant, dated October 1, 2003, issued to Frost National Bank FBO Renaissance US Growth Investment Trust PLC. (15)

10.15

Convertible Promissory Note, dated September 5, 2003, payable to BFS US Special Opportunities Trust PLC in the amount of $500,000. (16)

10.16

Promissory Note, dated September 26, 2003, payable to C. A. Rundell, Jr. in the amount of $100,000. (17)

10.17

Stock Purchase Warrant, dated September 26, 2003, issued to C. A.  Rundell, Jr. (17)

10.18

Promissory Note, dated July 28, 2004, payable to C. A. Rundell,  Jr. in the amount of $150,000. (20)

10.19

Promissory Note, dated August 5, 2004, payable to BFS US Special Opportunities Trust PLC in the amount of $1,000,000. (18)

10.20

Amended and Restated Pledge Agreement, dated August 5, 2004, between Integrated Security Systems, Inc., Renaissance US Growth Investment Trust PLC, Renaissance Capital Growth & Income Fund III, Inc., BFS US Special Opportunities Trust PLC and Renaissance Capital Group, Inc. (18)

10.21

Amended and Restated Security Agreement, dated August 5, 2004, between Integrated Security Systems, Inc., B&B ARMR Corporation, Intelli-Site, Inc., Renaissance US Growth Investment Trust PLC, Renaissance Capital Growth & Income Fund III, Inc., BFS US Special Opportunities Trust PLC and Renaissance Capital Group, Inc. (18)

10.22

Letter Agreement by Integrated Security Systems, Inc., B&B ARMR Corporation and Intelli-Site, Inc. in favor of, and agreed to and accepted on August 20, 2004 by, Renaissance US Growth Investment Trust PLC, Renaissance Capital Growth & Income Fund III, Inc., BFS US Special Opportunities Trust PLC and Renaissance Capital Group, Inc. (18)

10.23

Loan Agreement, dated November 30, 2004, by and among Integrated Security Systems, Inc. and those certain Investors set forth on the signature page to the Loan Agreement. (21)

10.24

Form of Subordinated 10% Convertible Promissory Note due November 30, 2009, issued by Integrated Security Systems, Inc. to each of the Investors set forth on the signature page to the Loan Agreement. (21)

10.25

Promissory Note, dated May 5, 2005, payable to Frost National Bank FBO Renaissance Capital Growth & Income Fund III, Inc. in the amount of $175,000. (24)

10.26

Stock Purchase Warrant, dated May 5, 2005, issued to Frost National Bank FBO Renaissance Capital Growth & Income Fund III, Inc. (24)

10.27

Promissory Note, dated May 5, 2005, payable to Frost National Bank FBO Renaissance US Growth Investment Trust PLC in the amount of $175,000. (24)

10.28

Stock Purchase Warrant, dated May 5, 2005, issued to Frost National Bank FBO Renaissance US Growth Investment Trust PLC. (24)

10.29

Promissory Note, dated May 5, 2005, payable to Frost National Bank FBO BFS US Special Opportunities Trust PLC in the amount of $175,000. (24)

10.30

Stock Purchase Warrant, dated May 5, 2005, issued to Frost National Bank FBO BFS US Special Opportunities Trust PLC. (24)

10.31

Promissory Note, dated May 4, 2005, payable to C. A. Rundell, Jr. in the amount of $200,000. (24)

10.32

Stock Purchase Warrant, dated May 4, 2005 issued to C. A. Rundell, Jr. (24)

10.33

Security Agreement, dated July 29, 2005, by and among Integrated Security Systems, Inc., B&B ARMR Corporation, Intelli-Site, Inc., DoorTek Corporation and Laurus Master Fund, Ltd. (25)

10.34

Minimum Borrowing Note Registration Rights Agreement, dated July 29, 2005, by and among Integrated Security Systems, Inc. and Laurus Master Fund, Ltd. (25)

10.35

Secured Revolving Note, dated July 29, 2005, issued by Integrated Security Systems, Inc. to Laurus Master Fund, Ltd. (25)

10.36

Form of Secured Convertible Minimum Borrowing Note, issued by Integrated Security Systems, Inc. to Laurus Master Fund, Ltd. (25)

10.37

Form of Common Stock Purchase Warrant, dated July 29, 2005, issued by Integrated Security Systems, Inc. to Laurus Master Fund, Ltd. (25)

10.38

Stock Pledge Agreement, dated July 29, 2005, by and among Integrated Security Systems, Inc., Laurus Master Fund, Ltd. and the wholly-owned subsidiaries of Integrated Security Systems, Inc. (25)

10.39

Convertible Promissory Note, dated October 13, 2005, payable to Frost National Bank FBO Renaissance US Growth Investment Trust PLC in the amount of $250,000. (26)

10.40

Stock Purchase Warrant, dated October 13, 2005, issued to Frost National Bank FBO Renaissance US Growth Investment Trust PLC. (26)

10.41

Registration Rights Agreement, dated October 13, 2005 issued to Renaissance US Growth Investment Trust PLC. (26)

10.42

Convertible Promissory Note, dated October 13, 2005, payable to Frost National Bank FBO BFS US Special Opportunities Trust PLC in the amount of $250,000. (26)

10.43

Stock Purchase Warrant, dated October 13, 2005, issued to Frost National Bank FBO BFS US Special Opportunities Trust PLC. (26)

10.44

Registration Rights Agreement, dated October 13, 2005 issued to BFS US Special Opportunities Trust PLC (26)

16.1

Letter of Grant Thornton LLP on Change in Certifying Accountant. (22)

21.1 #

Subsidiaries of Integrated Security Systems, Inc.

23.1 +

Consent of Weaver and Tidwell, L.L.P.

23.2 +

Consent of Grant Thornton LLP.

__________

(1)

Incorporated by reference to the Company’s Registration Statement on Form SB-2 (No. 33-59870-FW).

 (2)

Incorporated by reference to the Company’s Registration Statement on Form SB-2 (No. 333-5023).

(3)

Incorporated by reference to the Company’s Form 10-QSB for the quarter ended March 31, 1996, accession number 0000950134-96-002226, SEC file number 001-11900, film number 96567733.

(4)

Incorporated by reference to the Company’s Form 8-K filed on June 14, 1999, accession number 0000950134-99-005489, SEC file number 001-11900, film number 99646148.

(5)

Incorporated by reference to the Company’s Form 10-KSB for the year ended June 30, 1999, accession number 0000950134-99-010485, SEC file number 001-11900, film number 99761099.

(6)

Incorporated by reference to the Company’s Form 10-KSB/A (Amendment No. 2) for the year ended June 30, 2000, accession number 0000950134-01-001826, SEC file number 001-11900, film number 1557890.

(7)

Incorporated by reference to the Company’s proxy statement on Schedule 14A filed March 16, 2001.

(8)

Incorporated by reference to the Company’s Form 10-KSB for the year ended June 30, 2001, accession number 0000950134-01-507281, SEC file number 001-11900, film number 1759307.

(9)

Incorporated by reference to the Company’s Form 8-K filed on November 13, 2001.

(10)

Incorporated by reference to the Company’s Registration Statement on Form S-8 (No. 333-76558).

(11)

Incorporated by reference to the Company’s Form 8-K filed on October 15, 2002.

(12)

Incorporated by reference to the Company’s Form 10-KSB for the year ended June 30, 2002.

(13)

Incorporated by reference to the Company’s Form 8-K filed on March 25, 2003.

(14)

Incorporated by reference to the Company’s Form 8-K filed on September 22, 2003.

(15)

Incorporated by reference to the Company’s Form 8-K filed on October 3, 2003, accession number 0001158957-03-000198.

(16)

Incorporated by reference to the Company’s Form 8-K filed on October 3, 2003, accession number 0001158957-03-000194.

(17)

Incorporated by reference to the Company’s Form 8-K filed on October 3, 2003, accession number 0001158957-03-000196.

(18)

Incorporated by reference to the Company’s Form 8-K filed on August 31, 2004.

(19)

Incorporated by reference to the Company’s Form 8-K filed on November 16, 2004.

(20)

Incorporated by reference to the Company’s Form 10-QSB for the quarter ended September 30, 2004.

(21)

Incorporated by reference to the Company’s Form 8-K filed on December 3, 2004.

(22)

Incorporated by reference to the Company’s Form 8-K filed on January 18, 2005.

(23)

Incorporated by reference to Amendment No. 1 to the Company’s Registration Statement on Form SB-2 (No. 333-122849) filed on April 8, 2005.

(24)

Incorporated by reference to the Company’s Form 10-QSB for the quarter ended March 31, 2005.

(25)

Incorporated by reference to the Company’s Form 8-K filed on August 5, 2005.

(26)

Incorporated by reference to the Company’s Form 8-K filed on October 28, 2005.

#

Filed as an exhibit to the Company’s Form SB-2 filed August 26, 2005.

+

Filed herewith.

*

Indicates management contract or compensatory plan or arrangement.

Item 28.

Undertakings

The undersigned hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the company pursuant to the foregoing provisions, or otherwise, the company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the company of expenses incurred or paid by a director, officer or controlling person of the company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the city of Irving, Texas, on this 28th day of October, 2005.

INTEGRATED SECURITY SYSTEMS, INC.

By:

/s/ C.A. Rundell, Jr.

C.A. Rundell, Jr.

Director, Chairman of the Board, and Chief Executive

Officer (Principal Executive and Financial Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates indicated:

Date: October 28, 2005

/s/ C. A. RUNDELL, JR.

C. A. Rundell, Jr.

Director, Chairman of the Board, and Chief Executive

Officer (Principal Executive and Financial Officer)

Date: October 28, 2005

/s/ RICHARD B. POWELL

Richard B. Powell

Vice President, Chief Accounting Officer, Secretary

 (Principal Accounting Officer)

Date: October 28, 2005

/s/ PETER BEARE

Peter Beare, Director

Date: October 28, 2005

/s/ WILLIAM D. BREEDLOVE

William D. Breedlove

Director

Date: October 28, 2005

/s/ RUSSELL CLEVELAND

Russell Cleveland

Director

Date: October 28, 2005

/s/ ROBERT M. GALECKE

Robert M. Galecke

Director

Date: October 28, 2005

/s/ FRANK R. MARLOW

Frank R. Marlow

Director

EXHIBIT INDEX

Exhibit No.	Document Description

2.1

Agreement and Plan of Merger, by and among Integrated Security Systems, Inc., ARMR Services Corporation, ISSI Merger Sub, Inc. and the Officers and Shareholders of ARMR Corporation, dated September 5, 2003. (14)

3.1

Amended and Restated Certificate of Incorporation of Integrated Security Systems, Inc., as amended to date. (23)

3.2

Amended and Restated Bylaws of Integrated Security Systems, Inc. (1)

4.1

Specimen certificate for Common Stock of Integrated Security Systems, Inc. (1)

4.2

Registration Rights Agreement, dated as of February 22, 1999, among Integrated Security Systems, Inc. and Renaissance Capital Growth & Income Fund III, Inc. and Renaissance US Growth Investment Trust PLC. (6)

4.3

Registration Rights Agreement, dated as of October 20, 2000, among Integrated Security Systems, Inc. and Renaissance Capital Growth & Income Fund III, Inc. and Renaissance US Growth Investment Trust PLC. (6)

4.4

Registration Rights Agreement, dated as of September 27, 2001, among Integrated Security Systems, Inc. and Renaissance Capital Growth & Income Fund III, Inc. and Renaissance US Growth Investment Trust PLC. (11)

4.5

Registration Rights Agreement, dates as of November 9, 2001, by and between Integrated Security Systems, Inc. and C.A. Rundell, Jr. (9)

4.6

Registration Rights Agreement, dated as of March 11, 2003, among Integrated Security Systems, Inc. and BFS US Special Opportunities Trust PLC, a public limited company registered in England and Wales. (13)

4.7

Registration Rights Agreement, dated as of September 5, 2003, by and among Integrated Security Systems, Inc. and Mary Roland and Ann Rosenbloom. (23)

4.8

Certificate of Designation, Preferences and Rights of Series A $20 Convertible Preferred Stock. (2)

4.9

Registration Rights Agreement, dated November 30, 2004, by and among Integrated Security Systems, Inc. and those certain Investors set forth on the signature page to the registration Rights Agreement. (21)

4.10

Minimum Borrowing Note Registration Rights Agreement, dated July 29, 2005, by and among Integrated Security Systems, Inc. and Laurus Master Fund, Ltd. (25)

5.1 #

Opinion of Haynes and Boone, LLP.

10.1 *

Integrated Security Systems, Inc. 1993 Stock Option Plan, dated September 7, 1993, as amended on December 30, 1994. (1)

10.2 *

Form of Integrated Security Systems, Inc. 1993 Incentive Stock Option Agreement. (1)

10.3 *

Form of Integrated Security Systems, Inc. 1993 Non-Qualified Stock Option Agreement. (1)

10.4 *

Integrated Security Systems, Inc. 1997 Long-Term Incentive Plan. (10)

10.5 *

Form of Indemnification Agreement by and between Integrated Security Systems, Inc. and its officers and directors. (1)

10.6

Lease Agreement, dated November 7, 2003, between TPLP Office Park Properties and Integrated Security Systems, Inc. for property located in Irving, TX. (23)

10.7

Form of Warrant Agreement for purchase of Common Stock, executed March 29, 1996. (3)

10.8

Form of Convertible Promissory Note. (8)

10.9

Form of Non-Convertible Promissory Note. (8)

10.10

Form of Stock Purchase Warrant. (12)

10.11

Promissory Note, dated October 1, 2003, payable to Frost National Bank FBO Renaissance Capital Growth & Income Fund III, Inc. in the amount of $200,000. (15)

10.12

Promissory Note, dated October 1, 2003, payable to Frost National Bank FBO Renaissance US Growth  Investment Trust PLC in the amount of $200,000. (15)

10.13

Stock Purchase Warrant, dated October 1, 2003, issued to Frost National Bank FBO Renaissance Capital Growth & Income Fund III, Inc. (15)

10.14

Stock  Purchase Warrant, dated October 1, 2003, issued to Frost National Bank FBO Renaissance US Growth Investment Trust PLC. (15)

10.15

Convertible Promissory Note, dated September 5, 2003, payable to BFS US Special Opportunities Trust PLC in the amount of $500,000. (16)

10.16

Promissory Note, dated September 26, 2003, payable to C. A. Rundell, Jr. in the amount of $100,000. (17)

10.17

Stock Purchase Warrant, dated September 26, 2003, issued to C. A.  Rundell, Jr. (17)

10.18

Promissory Note, dated July 28, 2004, payable to C. A. Rundell,  Jr. in the amount of $150,000. (20)

10.19

Promissory Note, dated August 5, 2004, payable to BFS US Special Opportunities Trust PLC in the amount of $1,000,000. (18)

10.20

Amended and Restated Pledge Agreement, dated August 5, 2004, between Integrated Security Systems, Inc., Renaissance US Growth Investment Trust PLC, Renaissance Capital Growth & Income Fund III, Inc., BFS US Special Opportunities Trust PLC and Renaissance Capital Group, Inc. (18)

10.21

Amended and Restated Security Agreement, dated August 5, 2004, between Integrated Security Systems, Inc., B&B ARMR Corporation, Intelli-Site, Inc., Renaissance US Growth Investment Trust PLC, Renaissance Capital Growth & Income Fund III, Inc., BFS US Special Opportunities Trust PLC and Renaissance Capital Group, Inc. (18)

10.22

Letter Agreement by Integrated Security Systems, Inc., B&B ARMR Corporation and Intelli-Site, Inc. in favor of, and agreed to and accepted on August 20, 2004 by, Renaissance US Growth Investment Trust PLC, Renaissance Capital Growth & Income Fund III, Inc., BFS US Special Opportunities Trust PLC and Renaissance Capital Group, Inc. (18)

10.23

Loan Agreement, dated November 30, 2004, by and among Integrated Security Systems, Inc. and those certain Investors set forth on the signature page to the Loan Agreement. (21)

10.24

Form of Subordinated 10% Convertible Promissory Note due November 30, 2009, issued by Integrated Security Systems, Inc. to each of the Investors set forth on the signature page to the Loan Agreement. (21)

10.25

Promissory Note, dated May 5, 2005, payable to Frost National Bank FBO Renaissance Capital Growth & Income Fund III, Inc. in the amount of $175,000. (24)

10.26

Stock Purchase Warrant, dated May 5, 2005, issued to Frost National Bank FBO Renaissance Capital Growth & Income Fund III, Inc. (24)

10.27

Promissory Note, dated May 5, 2005, payable to Frost National Bank FBO Renaissance US Growth Investment Trust PLC in the amount of $175,000. (24)

10.28

Stock Purchase Warrant, dated May 5, 2005, issued to Frost National Bank FBO Renaissance US Growth Investment Trust PLC. (24)

10.29

Promissory Note, dated May 5, 2005, payable to Frost National Bank FBO BFS US Special Opportunities Trust PLC in the amount of $175,000. (24)

10.30

Stock Purchase Warrant, dated May 5, 2005, issued to Frost National Bank FBO BFS US Special Opportunities Trust PLC. (24)

10.31

Promissory Note, dated May 4, 2005, payable to C. A. Rundell, Jr. in the amount of $200,000. (24)

10.32

Stock Purchase Warrant, dated May 4, 2005 issued to C. A. Rundell, Jr. (24)

10.33

Security Agreement, dated July 29, 2005, by and among Integrated Security Systems, Inc., B&B ARMR Corporation, Intelli-Site, Inc., DoorTek Corporation and Laurus Master Fund, Ltd. (25)

10.34

Minimum Borrowing Note Registration Rights Agreement, dated July 29, 2005, by and among Integrated Security Systems, Inc. and Laurus Master Fund, Ltd. (25)

10.35

Secured Revolving Note, dated July 29, 2005, issued by Integrated Security Systems, Inc. to Laurus Master Fund, Ltd. (25)

10.36

Form of Secured Convertible Minimum Borrowing Note, issued by Integrated Security Systems, Inc. to Laurus Master Fund, Ltd. (25)

10.37

Form of Common Stock Purchase Warrant, dated July 29, 2005, issued by Integrated Security Systems, Inc. to Laurus Master Fund, Ltd. (25)

10.38

Stock Pledge Agreement, dated July 29, 2005, by and among Integrated Security Systems, Inc., Laurus Master Fund, Ltd. and the wholly-owned subsidiaries of Integrated Security Systems, Inc. (25)

10.39

Convertible Promissory Note, dated October 13, 2005, payable to Frost National Bank FBO Renaissance US Growth Investment Trust PLC in the amount of $250,000. (26)

10.40

Stock Purchase Warrant, dated October 13, 2005, issued to Frost National Bank FBO Renaissance US Growth Investment Trust PLC. (26)

10.41

Registration Rights Agreement, dated October 13, 2005 issued to Renaissance US Growth Investment Trust PLC. (26)

10.42

Convertible Promissory Note, dated October 13, 2005, payable to Frost National Bank FBO BFS US Special Opportunities Trust PLC in the amount of $250,000. (26)

10.43

Stock Purchase Warrant, dated October 13, 2005, issued to Frost National Bank FBO BFS US Special Opportunities Trust PLC. (26)

10.44

Registration Rights Agreement, dated October 13, 2005 issued to BFS US Special Opportunities Trust PLC (26)

16.1

Letter of Grant Thornton LLP on Change in Certifying Accountant. (22)

21.1 #

Subsidiaries of Integrated Security Systems, Inc.

23.1 +

Consent of Weaver and Tidwell, L.L.P.

23.2 +

Consent of Grant Thornton LLP.

__________

(1)

Incorporated by reference to the Company’s Registration Statement on Form SB-2 (No. 33-59870-FW).

 (2)

Incorporated by reference to the Company’s Registration Statement on Form SB-2 (No. 333-5023).

(3)

Incorporated by reference to the Company’s Form 10-QSB for the quarter ended March 31, 1996, accession number 0000950134-96-002226, SEC file number 001-11900, film number 96567733.

(4)

Incorporated by reference to the Company’s Form 8-K filed on June 14, 1999, accession number 0000950134-99-005489, SEC file number 001-11900, film number 99646148.

(5)

Incorporated by reference to the Company’s Form 10-KSB for the year ended June 30, 1999, accession number 0000950134-99-010485, SEC file number 001-11900, film number 99761099.

(6)

Incorporated by reference to the Company’s Form 10-KSB/A (Amendment No. 2) for the year ended June 30, 2000, accession number 0000950134-01-001826, SEC file number 001-11900, film number 1557890.

(7)

Incorporated by reference to the Company’s proxy statement on Schedule 14A filed March 16, 2001.

(8)

Incorporated by reference to the Company’s Form 10-KSB for the year ended June 30, 2001, accession number 0000950134-01-507281, SEC file number 001-11900, film number 1759307.

(9)

Incorporated by reference to the Company’s Form 8-K filed on November 13, 2001.

(10)

Incorporated by reference to the Company’s Registration Statement on Form S-8 (No. 333-76558).

(11)

Incorporated by reference to the Company’s Form 8-K filed on October 15, 2002.

(12)

Incorporated by reference to the Company’s Form 10-KSB for the year ended June 30, 2002.

(13)

Incorporated by reference to the Company’s Form 8-K filed on March 25, 2003.

(14)

Incorporated by reference to the Company’s Form 8-K filed on September 22, 2003.

(15)

Incorporated by reference to the Company’s Form 8-K filed on October 3, 2003, accession number 0001158957-03-000198.

(16)

Incorporated by reference to the Company’s Form 8-K filed on October 3, 2003, accession number 0001158957-03-000194.

(17)

Incorporated by reference to the Company’s Form 8-K filed on October 3, 2003, accession number 0001158957-03-000196.

(18)

Incorporated by reference to the Company’s Form 8-K filed on August 31, 2004.

(19)

Incorporated by reference to the Company’s Form 8-K filed on November 16, 2004.

(20)

Incorporated by reference to the Company’s Form 10-QSB for the quarter ended September 30, 2004.

(21)

Incorporated by reference to the Company’s Form 8-K filed on December 3, 2004.

(22)

Incorporated by reference to the Company’s Form 8-K filed on January 18, 2005.

(23)

Incorporated by reference to Amendment No. 1 to the Company’s Registration Statement on Form SB-2 (No. 333-122849) filed on April 8, 2005.

(24)

Incorporated by reference to the Company’s Form 10-QSB for the quarter ended March 31, 2005.

(25)

Incorporated by reference to the Company’s Form 8-K filed on August 5, 2005.

(26)

Incorporated by reference to the Company’s Form 8-K filed on October 28, 2005.

#

Filed as an exhibit to the Company’s Form SB-2 filed August 26, 2005.

+

Filed herewith.

*

Indicates management contract or compensatory plan or arrangement.